EXHIBIT 10.4

                  WAREHOUSING CREDIT AGREEMENT

                              AMONG

                       TEC ACQUISUB, INC.

                               and

           FIRST UNION NATIONAL BANK OF NORTH CAROLINA
             and Such Other Financial Institutions
               as Shall Become LENDERS Hereunder

                               and

          FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                            as Agent








                          JUNE 30, 1993



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                  WAREHOUSING CREDIT AGREEMENT

                        TABLE OF CONTENTS

                                                       Page
SECTION 1. DEFINITIONS                                   1

1.1  Defined Terms                                       1
1.2  Accounting Terms                                   17
1.3  Other Terms                                        17
1.4  Schedules and Exhibits                             18

SECTION 2.  AMOUNT AND TERMS OF CREDIT                  18

2.1  Commitment to Lend                                 18

     2.1.1  Revolving Facility                          18

          (a)  Facility Commitments                     18
          (b)  Each Loan                                19

     2.1.2  Funding                                     20
     2.1.3  Utilization of the Loans                    20

2.2  Repayment and Prepayment                           20

     2.2.1  Repayment                                   20
     2.2.2  Voluntary Prepayment                        20
     2.2.3  Mandatory Prepayments                       21

2.3  Facility Fee                                       21
2.4  Calculation of Interest; Post-Maturity Interest    22
2.5  Manner of Payments                                 22
2.6  Payment on Non-Business Days                       22
2.7  Application of Payments                            22
2.8  Distribution of Payments                           23
2.9  Agent's Right to Assume Funds Available
     for Advance                                        23
2.10 Agent's Right to Assume Payments Will Be
     Made by Borrower                                   23

2.11 Capital Requirements                               23
2.12 Taxes                                              24
2.13 Single Loan                                        26

SECTION 3.  CONDITIONS PRECEDENT TO LOANS               27

3.1  First Advance                                      27

     (a)  Corporate Documents                           27
     (b)  Note                                          27
     (c)  Security Documents                            27
     (d)  Equipment Purchase Agreement                  27
     (e)  Opinions of Counsel                           28
     (f)  Guaranties                                    28
     (g)  Lockbox Agreement                             28
     (h)  Insurance                                     28
     (i)  Bringdown Certificate                         28
     (j)  Accurate Information                          28
     (k)  Fees and Costs                                28
     (l)  Other Documents                               28

3.2  All Loans                                          29
3.3  Further Conditions to All Loans                    31

SECTION 4.  BORROWER'S REPRESENTATIONS AND WARRANTIES   32

4.1  Existence and Power                                32
4.2  Loan Documents and Note Authorized;
     Binding Obligations                                32
4.3  No Conflict; Legal Compliance                      32
4.4  Financial Condition                                33
4.5  Executive Offices                                  33
4.6  Litigation                                         33
4.7  Material Contracts                                 33
4.8  Consents and Approvals                             33
4.9  Other Agreements                                   33
4.10 Employment and Labor Agreements                    34
4.11 ERISA                                              34
4.12 Labor Matters                                      34
4.13 Margin Regulations                                 34
4.14 Taxes                                              34
4.15 Environmental Quality                              34
4.16 Trademarks, Patents, Copyrights, Franchises
     and Licenses                                       35
4.17 Full Disclosure                                    35
4.18 Other Regulations                                  35
4.19 Solvency.                                          35
4.20 Survival of Representations and Warranties         35

SECTION 5.  BORROWER'S AFFIRMATIVE COVENANTS            36

5.1  Records and Reports                                36
5.2  Existence; Compliance with Law                     38
5.3  Insurance                                          39
5.4  Taxes and Other Liabilities                        39
5.5  Inspection Rights; Assistance                      39
5.6  Maintenance of Facilities; Modifications; Performance of
     Leases                                             40

     (a)  Maintenance of Facilities                     40
     (b)  Certain Modifications to the Equipment        40
     (c)  Performance of Leases                         40

5.7  Supplemental Disclosure                            40
5.8  Further Assurances                                 40
5.9  Lockbox                                            40
5.10 Environmental Laws                                 40
5.11 Equipment Purchase Agreement                       41

SECTION 6.          BORROWER'S NEGATIVE COVENANTS       41

6.1  Liens; Negative Pledges; and Encumbrances          41
6.2  Acquisitions                                       41
6.3  Limitations on Indebtedness                        41
6.4  Disposition of Assets                              42
6.5  Restricted Payments                                42
6.6  Restriction on Fundamental Changes                 42
6.7  Transactions with Affiliates                       43
6.8  No Loans to Affiliates                             43
6.9  No Investment                                      43
6.10 Maintenance of Business                            43
6.11 No Modification to Leases                          43
6.12 No Subsidiaries                                    43
6.13 Amendments of Charter Documents                    43
6.14 Amendments of Equipment Purchase Agreement         43
6.15 Events of Default                                  43
6.16 ERISA                                              44
6.17 No Use of any Lender's Name                        44
6.18 Certain Accounting Changes                         44

SECTION 7.  FINANCIAL COVENANTS OF BORROWER             44

7.1  Minimum Consolidated Tangible Net Worth            44

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES              45

8.1  Events of Default                                  45
8.2  Waiver of Default                                  48
8.3  Remedies                                           48
8.4  Set-Off                                            48
8.5  Rights and Remedies Cumulative                     49

SECTION 9.  AGENT                                       49

9.1  Appointment                                        49
9.2  Delegation of Duties                               50
9.3  Exculpatory Provisions                             50
9.4  Reliance by Agent                                  50
9.5  Notice of Default                                  51
9.6  Non-Reliance on Agent and Other Lenders            51
9.7  Indemnification                                    51
9.8  Agent in Its Individual Capacity                   52
9.9  Resignation and Appointment of Successor Agent     52

SECTION 10.  EXPENSES AND INDEMNITIES                   52

10.1 Expenses                                           52
10.2 Indemnification                                    53

     (a)  General Indemnity                             53
     (b)  Environmental Indemnity                       54
     (c)  Survival; Defense                             54

SECTION 11.  MISCELLANEOUS                              54

11.1 Survival                                           54
11.2 No Waiver by Agent or Lenders                      55
11.3 Notices                                            55
11.4 Headings                                           55
11.5 Severability                                       55
11.6 Entire Agreement; Construction; Amendments
     and Waivers                                        55
11.7 Reliance by Lenders                                56
11.8 Marshalling; Payments Set Aside                    56
11.9 No Set-Offs by Borrower                            57
11.10 Binding Effect, Assignment                        57
11.11 Counterparts                                      58
11.12 Equitable Relief                                  58
11.13 Written Notice of Claims; Claims Bar              58
11.14 Waiver of Punitive Damages                        59
11.15 Governing Law                                     59
11.16 Consent to Jurisdiction                           59
11.17 Waiver of Jury Trial                              59

PAGE
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                        INDEX OF EXHIBITS


Exhibit A      Form of Revolving Promissory Note

Exhibit B      Form of Borrowing Base Certificate

Exhibit C      Form of Growth Fund Agreement

Exhibit D-1    Form of Guaranty (PLM Financial Services, Inc.)

Exhibit D-2    Form of Guaranty (PLM Transportation Equipment
               Corporation)

Exhibit E      Form of Security Agreement

Exhibit F-1    Form of Opinion of Counsel (Jackson, Tufts, Cole &
               Black)

Exhibit F-2    Form of Opinion of Counsel (Stephen Peary)

Exhibit G      Form of Compliance Certificate

Exhibit H      Form of Lockbox Agreement

PAGE
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                       INDEX OF SCHEDULES


Schedule A     Commitments

Schedule 1.1   Amendments to Schedule A

Schedule 4.5   Executive Offices and Principal Places of Business

Schedule 4.6   Litigation

Schedule 4.7   Material Contracts

Schedule 4.8   Consent and Approvals

Schedule 4.15  Environmental Disclosures

Schedule 6.1   Existing Liens

PAGE
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                  WAREHOUSING CREDIT AGREEMENT



     THIS WAREHOUSING CREDIT AGREEMENT is entered into as of June 30, 1993, by and between TEC AcquiSub, Inc., a California special purpose corporation ("Borrower"), and First Union National Bank of North Carolina ("FUNB") and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section
11.10 (any one individually, a "Lender," and collectively, "Lenders"), and FUNB, as agent on behalf of Lenders (not in its individual capacity, but solely as agent, "Agent").

                            RECITALS

     A. Borrower desires to obtain from Lenders a revolving credit facility in the principal amount set forth on Schedule A for the purpose of financing the purchase of transportation equipment for periods up to one hundred fifty (150) days, all as more particularly described below; and

     B. Lenders have agreed to make such credit available to Borrower, but only upon the terms and subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein.

                            AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS.

     1.1 Defined Terms. As used herein, the following terms have the following meanings:

     "Acquisition" means any transaction, or any series of related transactions, by which Borrower directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or any division thereof, whether through a purchase of assets, merger or otherwise, or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the stock of a corporation having ordinary voting power for the election of directors, or (c) acquires control of at least a majority of the ownership interests in any partnership or joint venture.

     "Advance" means any Advance made or to be made by any Lender to Borrower as set forth in Section 2.1.1.

     "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, through one or more intermediaries, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5.0%) or more of the stock having ordinary voting power in the election of directors of such Person or of the ownership interests in any partnership or joint venture,
(b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall any Lender or Agent be deemed to be an Affiliate of Borrower for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means FUNB solely when acting in its capacity as the Agent under this Agreement or any of the other Loan Documents, and any successor Agent.

     "Agreement" means this Warehousing Credit Agreement dated as of June 30, 1993, including all amendments, modifications and supplements hereto, renewals, extensions or restatements hereof, and all appendices, exhibits and schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect from time to time.

     "Aircraft" means any corporate, commuter, or commercial aircraft or helicopters, with modifications (as applicable) and replacement or spare parts used in connection therewith, including, without limitation, engines, rotables and propellers, and any engines, rotables or propellers used on a stand-alone basis.

     "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is an Affiliate of a Lender or of a Person of which a Lender is an Affiliate.

     "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

     "Borrowing Base" means, as at and for any date of determination, an amount not to exceed the lesser of:

          (a) Eighty percent (80.0%) of the aggregate Invoice Price of all Eligible Inventory then owned of record by Borrower or any Marine Subsidiary or of record by an Owner Trustee for the beneficial interest of Borrower or any Marine Subsidiary, computed (i) with respect to any requested Loan, as of the requested Funding Date (but excluding the item(s) of equipment being financed with such Loan), and (ii) with respect to the delivery of any monthly Borrowing Base Certificate to be furnished pursuant to Section 5.1(c), as of the last day of the calendar month for which such Borrowing Base Certificate is furnished (provided that if any portion of Borrower's, such Marine Subsidiary's or such Owner Trustee's ownership interest in any such item of Eligible Inventory is sold or assigned to one or more of the Equipment Growth Funds such that Borrower, such Marine Subsidiary or such Owner Trustee continues to retain less than the entire record or beneficial ownership interest therein, then for the purpose of computing the Borrowing Base under this clause (a), the Invoice Price of such item of Eligible Inventory shall be deemed to be equal to Borrower's or such Marine Subsidiary's ratable portion of the Invoice Price of such item of Eligible Inventory); or

          (b)  The sum of:

                 (i) thirty percent (30.0%) of the sum of the aggregate net book value of (1) all Eligible Inventory then owned of record by Borrower or any Marine Subsidiary or of record by an Owner Trustee for the beneficial interest of Borrower or any Marine Subsidiary, plus (2) all Equipment then owned of record by Growth Fund or a wholly-owned Subsidiary of Growth Fund organized for the purpose of holding legal or record title to one or more marine vessels or to aircraft rotables and spare parts or of record by an Owner Trustee for the beneficial interest of Growth Fund, computed (x) with respect to any requested Loan, as of the requested Funding Date, and (y) with respect to the delivery of any monthly Borrowing Base Certificate to be furnished pursuant to Section 5.1(c), as of the last day of the calendar month for which such Borrowing Base Certificate is furnished (provided, that for the purpose of computing the Borrowing Base under this clause (b)(i), in the event that Borrower, any Marine Subsidiary, any Owner Trustee or Growth Fund shall own less than one hundred percent (100.0%) of the record or beneficial interests in any item of Equipment, with one or more of the other Equipment Growth Funds owning of record or beneficially the remaining interests, there shall be included only Borrower's, such Marine Subsidiary's, such Owner Trustee's or Growth Fund's, as the case may be, ratable interest in such item of Equipment), plus

                (ii)     one hundred percent (100.0%) of the
     unrestricted cash available for purchase of Equipment by Growth Fund; or

          (c)  The sum of:

                 (i) the present value of the aggregate non-cancelable Eligible Lease payments due to Borrower or Growth Fund over the twenty-four (24) month period, commencing
     (1) with respect to any requested Loan, as of the first day of the calendar month immediately succeeding the requested Funding Date, and (2) with respect to the delivery of any monthly Borrowing Base Certificate to be furnished pursuant to
     Section 5.1(c), as of the first day of the immediately succeeding calendar month (in each case discounted at a rate equal to the Prime Rate plus one percent 1.0%), plus

                (ii) the present value of fifty percent (50.0%) of the aggregate current level of monthly Eligible Lease payments due to Borrower or Growth Fund, computed (1) (A) with respect to any requested Loan, as of the requested Funding Date, and (B) with respect to the delivery of any monthly Borrowing Base Certificate to be furnished pursuant to
     Section 5.1(c), as of last day of the calendar month for which such Borrowing Base Certificate is furnished, and (2) as if such payments were made over the immediately succeeding twenty-four (24) month period, commencing with the month immediately succeeding the requested Funding Date or the date of such monthly Borrowing Base Certificate, as the case may be, of Trailers and cargo-containers and other specifically approved items of Equipment which are on Utilization Leases and not counted in clause (c)(i), above (in each case discounted at a rate equal to the Prime Rate plus one percent (1.0%)), not to exceed twenty percent (20.0%) of total Borrowing Base availability; plus

               (iii)     one hundred percent (100.0%) of the
     unrestricted cash available for the purchase of Equipment by Growth Fund; or

          (d)  the sum of:

               (i)  one hundred percent (100.0%) of the
     unrestricted cash available for the purchase of transportation equipment by the Equipment Growth Funds, plus

               (ii) eighty percent (80.0%) of the new net equity raised by FSI for the Equipment Growth Funds as part of syndicated public offerings over the immediately preceding four calendar months (excluding the initial full month of such syndication, which for EGF VII is June, 1993), computed through the date as of which the applicable Borrowing Base Certificate was delivered.

     "Borrowing Base Certificate" means a certificate with appropriate insertions setting forth the components of the Borrowing Base as of the last day of the month for which such certificate is submitted or as of a requested Funding Date, as the case may be, which certificate shall be substantially in the form set forth in Exhibit B and certified by a Responsible Officer of Borrower.

     "Business Day" means any day which is not a Saturday, Sunday or a legal holiday under the laws of the States of California or North Carolina or is not a day on which banking institutions located in the States of California or North Carolina are authorized or permitted by law or other governmental action to close.

     "Casualty Loss" means any of the following events with respect to any item of Eligible Inventory: (a) the actual total loss or compromised total loss of such item of Eligible Inventory; (b) such item of Eligible Inventory shall become lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever; (c) the seizure of such item of Eligible Inventory for a period exceeding sixty (60) days or the condemnation or confiscation of such item of Eligible Inventory; or
(d) such item of Eligible Inventory shall be deemed under its lease to have suffered a casualty loss as to the entire item of Eligible Inventory.

     "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes, levies, assessments, charges or claims, in each case then due and payable, upon or relating to (a) the Loans hereunder, (b) Borrower's employees, payroll, income or gross receipts, (c) Borrower's ownership or use of any of its Properties or assets or (d) any other aspect of Borrower's business.

     "Closing" means the time at which each of the conditions precedent set forth in Section 3 to the making of the first Loan hereunder shall have been duly fulfilled or satisfied by Borrower.

     "Closing Date" means the date on which Closing occurs, which for purposes of this Agreement shall be deemed to be July 15, 1993.

     "Code" means the Internal Revenue Code of 1986, as amended, the Treasury Regulations adopted thereunder and the Treasury Regulations proposed thereunder (to the extent Requisite Lenders, in their sole discretion, reasonably determine that such proposed regulations set forth the regulations that apply in the circumstances), as the same may be in effect from time to time.

     "Collateral" means the Collateral described in the Security
Agreement.

     "Commitment" means with respect to each Lender the amounts set forth on Schedule A and "Commitments" means all such amounts collectively, as each may be amended from time to time upon the execution and delivery of an instrument of assignment pursuant to
Section 11.10, which amendments shall be evidenced on Schedule 1.1.

     "Commitment Termination Date" means July 13, 1994.

     "Compliance Certificate" means a certificate signed by a Responsible Officer of Borrower, substantially in the form set forth in Exhibit G, with such changes therein as the Required Lenders may from time to time reasonably request for the purpose of having such certificate disclose the matters certified therein and the method of computation thereof.

     "Consolidated Intangible Assets" means for any Person, on a consolidated basis, as at any date of determination, all intangible assets of such Person, as determined and computed in accordance with GAAP.

     "Consolidated Net Worth" means, on a consolidated basis, as at any date of determination, the difference between Consolidated
Total Assets and Consolidated Total Liabilities.

     "Consolidated Tangible Net Worth" means, as at any date of determination, the difference between Consolidated Net Worth and Consolidated Intangible Assets.

     "Consolidated Total Assets" means for any Person, on a consolidated basis, as at any date of determination, all assets of such Person, as determined and computed in accordance with GAAP.

     "Consolidated Total Liabilities" means for any Person, on a consolidated basis, as at any date of determination, all liabilities of such Person, as determined and computed in accordance with GAAP.

     "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person,
(i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) with respect to the Indebtedness of any partnership or joint venture of which such Person is a partner or a joint venturer, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect of any interest rate protection contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to clause (b)(iv) of this definition, be marked to market on a current basis.

     "Default Rate" has the meaning set forth in Section 2.4.

     "Designated Deposit Account" means a demand deposit account maintained by Borrower with FUNB designated by written notice from Borrower to Agent.

     "EGF" means PLM Equipment Growth Fund, a California limited partnership.

     "EGF II" means PLM Equipment Growth Fund II, a California limited partnership.

     "EGF III" means PLM Equipment Growth Fund III, a California limited partnership.

     "EGF IV" means PLM Equipment Growth Fund IV, a California limited partnership.

     "EGF V" means PLM Equipment Growth Fund V, a California limited partnership.

     "EGF VII" means PLM Equipment Growth & Income Fund VII, a California limited partnership formed by Affiliates of PLMI which has FSI as its sole general partner and will have its limited partnership interests purchased by third party investors through a registered public offering.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000,
(b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States, and (c) any Bank Affiliate.

     "Eligible Inventory" means all Trailers (less than ten (10) years old), Aircraft (complying with Stage III noise reduction requirements), Railcars (less than twenty (20) years old), cargo-containers (less than ten (10) years old), marine vessels (less than fifteen (15) years old) and, if approved by the Requisite Lenders, other related Equipment, in each case that (a) is owned of record by Borrower or a Marine Subsidiary or, subject to the approval of Agent, any owner trust of which Borrower is the sole beneficiary or owner, as applicable, or solely with respect to any marine vessel registered in Liberia, the Bahamas, Hong Kong, Singapore or other registry acceptable to Agent in its sole discretion, any nominee entity of which Borrower or a Marine Subsidiary is the sole beneficiary or direct or indirect owner;
(b) is purchased in whole or in part by Borrower or such owner trust of which Borrower is the sole beneficiary (or nominee entity of which Borrower is the sole beneficiary or direct or indirect owner) with Loans from Lenders under this Agreement; (c) is subject to a Lease acceptable to Agent in its sole discretion (as reviewed in full in connection with each requested borrowing hereunder), which Lease shall, at a minimum, (A) be non-cancelable, (B) be with a lessee of acceptable credit quality as determined by Agent, and
(C) be of a firm term in excess of one (1) year, except that cargo-containers and Trailers may be on Utilization Leases; (d) has a value and marketability reasonably satisfactory to the Agent;
(e) was not previously financed with the proceeds of a Loan under this Agreement; (f) would, except for the fact such item of Equipment is not owned of record or beneficially by Growth Fund, qualify as "Eligible Inventory" under and as defined in the Growth Fund Agreement; and (g) is free and clear of all Liens, except
(i) any interest of a lessee thereof pursuant to a Lease entered into with Borrower or a Marine Subsidiary or Borrower's or such Marine Subsidiary's predecessor in interest or such owner trust or nominee entity, as lessor, or (ii) as otherwise permitted by
Section 6.1, provided that any Liens of the type permitted under clause (ii) encumbering any item of Equipment shall not secure obligations in amount which materially impair the equity value in such item of Equipment. Requisite Lenders in their sole discretion, on a case by case basis, may approve other items or types of Equipment for credit under "Eligible Inventory" from time to time. "Eligible Inventory" shall include only Equipment purchased by Borrower or such owner trust (or nominee entity) of which Borrower is sole beneficiary, whether by sale or assignment or otherwise, from independent third-parties not related to PLMI or its Affiliates. Borrower may sell or assign a partial ownership interest in any item of Eligible Inventory to one or more of the Equipment Growth Funds in consideration of a purchase price, paid in cash, equal to the ratable portion of the Invoice Price paid by Borrower for such item of Eligible Inventory so sold or assigned without causing the underlying item of Equipment to lose its status as Eligible Inventory by virtue of such sale on the condition that, and only on the condition that (x) a portion of the cash purchase price, ratably related to the percentage of the Invoice Price of such item of Eligible Inventory financed by a Loan advanced by Lenders hereunder, shall be used to prepay such Loan in accordance with Section 2.2.3(c) and (y) Agent shall continue to retain possession of the Lease in respect of such item of Equipment. Subject to the immediately preceding sentence, Equipment which is Eligible Inventory will cease to be Eligible Inventory at any time it no longer continues to meet all of the above requirements. Eligible Inventory shall not include any Equipment that was included in the borrowing base against which loans shall have previously been made to Growth Fund under the Growth Fund Agreement.

     "Eligible Lease" means any Lease and any renewal of such Lease
(a) which relates to an item of Eligible Inventory financed by a Loan advanced under this Agreement, (b) which relates to an item of Equipment financed by a loan advanced under the Growth Fund Agreement, (c) to which Growth Fund was a party as of the Closing Date or (d) which is otherwise expressly approved by Agent, in its reasonable discretion; provided, however, that in no event shall a Lease be an "Eligible Lease" hereunder if the lessee thereunder is in default or if the lessee is otherwise more than sixty (60) days delinquent in making any payment due under the Lease.

     "Employee Benefit Plan" means any Pension Plan and any employee welfare benefit plan, as defined in Section 3(1) of ERISA, that is maintained for the employees of Borrower or any ERISA
Affiliate of Borrower.

     "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

     "Environmental Permit" has the meaning set forth in Section
4.15.

     "Equipment" means all items of transportation-related equipment owned directly or beneficially by Borrower, by any Marine Subsidiary or by Growth Fund and held for lease or rental, and shall include items of equipment legal or record title to which is held by any owner trust or nominee entity in which Borrower, any Marine Subsidiary or Growth Fund holds the sole beneficial interest.

     "Equipment Growth Funds" means any and all of EGF, EGF II,
EGF III, EGF IV, EGF V, Growth Fund and EGF VII.

     "Equipment Purchase Agreement" means that certain Agreement of Purchase and Sale dated as of even date herewith, by and among Growth Fund, Borrower and Agent.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, as the same may be in effect from time to time, and any successor statute.

     "ERISA Affiliate" means, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under
Section 414 of the Code.

     "Event of Default" means any of the events set forth in
Section 8.1.

     "Facility" means the total Commitments described in Schedule A, as such Schedule A may be amended from time to time as set forth on Schedule 1.1, for the three hundred sixty-four (364) day revolving credit facility described in Section 2.1.1 to be provided by Lenders to Borrower according to each Lender's Pro Rata Share.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotation, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor thereto.

     "Form 1001" has the meaning set forth in Section 2.12(f).

     "Form 4224" has the meaning set forth in Section 2.12(f).

     "FSI" means PLM Financial Services, Inc., a Delaware corporation of which Borrower is an indirect Subsidiary.

     "Funding Date" means with respect to any proposed borrowing hereunder, the date funds are advanced to Borrower for any Loan.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar function of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof,
(b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

     "Growth Fund" means PLM Equipment Growth Fund VI, a California limited partnership.

     "Growth Fund Agreement" means the Warehousing Credit Agreement dated as of even date herewith, by and among Growth Fund, and Lenders, and Agent substantially in the form of Exhibit C hereto, as the same may from time to time be amended, modified, supplemented, renewed, extended or restated.

     "Guaranties" means those certain Guaranties dated as of the date hereof, substantially in the form of Exhibits D-1 and D-2 hereto, executed by FSI and TEC in favor of Lenders and Agent.

     "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease for capital equipment other than Eligible Inventory, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent,
(a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

     "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

     "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) all leases of equipment of such Person as lessee, (c) to the extent not included in clause
(b), above, all capital leases of such Person as lessee, (d) any obligation of such Person for the deferred purchase price of Property or services (other than trade or other accounts payable in the ordinary course of business and not more than ninety (90) days past due), (e) any obligation of such Person that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person and (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made.

     "Indemnified Liability" has the meaning set forth in
Section 10.3.

     "Indemnified Person" has the meaning set forth in
Section 10.3.

     "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of loan or advance (other than advances to employees for moving or travel expenses, drawing accounts and similar expenditures in the ordinary course of business), capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person or in any item of transportation-related equipment, owned by a Person unaffiliated with Borrower and on lease to another third party, in which Borrower acquires a right to share, directly or indirectly.

     "Investment Company Act" means the Investment Company Act of
1940, as amended (15 U.S.C. Sect. 80a-1 et seq.), as the same may be in effect from time to time, or any successor statute thereto.

     "Invoice Price" means the sum of the purchase price (including modifications, as applicable), delivery charges, third party brokerage fees and other reasonable closing costs, if any (provided that delivery charges, third party brokerage fees and closing costs shall be included in the computation of the "Invoice Price" only to the extent that they do not, in the aggregate, exceed five percent (5.0%) of the total purchase price), and all applicable taxes, paid by Borrower for or with respect to any item of Eligible Inventory.

     "IRS" means the Internal Revenue Service and any successor thereto.

     "Lease" means each and every item of chattel paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) relating to an item of Equipment of which Borrower or Growth Fund is the lessor and in respect of which the lessee and lease terms (including, without limitation, as to rental rate, maturity and insurance coverage) are acceptable to Agent, in its reasonable discretion. The term "Lease" includes (a) all payments to be made thereunder, (b) all rights of Borrower therein, and (c) any and all amendments, renewals, extensions or guaranties thereof.

     "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified as its lending office opposite its name on the applicable signature page hereto, or such other office or offices of the Lender as it may from time to time notify Borrower and Agent.

     "Lien" means any mortgage, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of or agreement to file or deliver any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

     "Loan" has the meaning set forth in Section 2.1.1.

     "Loan Document" when used in the singular and "Loan Documents" when used in the plural means any and all of this Agreement, the Note, the Security Agreement, the Equipment Purchase Agreement, the Lockbox Agreement and the Guaranties and any and all other agreements, documents and instruments executed and delivered by or on behalf or support of Borrower to Agent or any Lender or any of their respective authorized designees evidencing or otherwise relating to the Advances and the Liens granted to Agent, on behalf of Lenders, with respect to the Advances, as the same may from time to time be amended, modified, supplemented or renewed.

     "Lockbox" has the meaning set forth in Section 5.9.1.

     "Lockbox Agreement" means the Agreement of even date herewith between Borrower, FUNB and Agent on behalf of Lenders, substantially in the form of Exhibit H, relating to the Lockbox.

     "Marine Subsidiary" means a wholly-owned Subsidiary of Borrower organized for the purpose of holding record or beneficial title to one or more marine vessels or aircraft rotables and spare parts; provided that such Subsidiary shall continue to be deemed a Marine Subsidiary if Borrower shall thereafter sell and transfer partial, but not the entire, record or beneficial ownership interest therein to one or more Equipment Growth Funds (but for purposes of computing the Borrowing Base, such Marine Subsidiary's record or beneficial title to its owned Equipment shall be deemed to be limited to Borrower's continuing ratable ownership interest in such Marine Subsidiary).

     "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, FSI or TEC
(c) materially impairs or could reasonably be expected to materially impair the ability of Borrower, FSI or TEC to perform its Obligations, or (d) materially impairs or could reasonably be expected to materially impair the ability of Agent or any Lender to enforce any of its or their legal remedies pursuant to the Loan Documents.

     "Maturity Date" means, with respect to each Loan advanced by Lenders hereunder, the date which is one hundred fifty (150) days after the Funding Date of such Loan or such earlier or later date as requested by Borrower and approved by the Requisite Lenders, in their sole and absolute discretion; provided, however, in no event shall any Maturity Date be a date which is later than the Commitment Termination Date.

     "Maximum Availability" has the meaning set forth in
Section 2.1.1.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Borrower or any ERISA Affiliate of Borrower is making, or is obligated to make, contributions or has made, or been obligated to make, contributions within the preceding five (5) years.

     "Note" has the meaning set forth in Section 2.1.1(a)(i), and any and all replacements, extensions, substitutions and renewals thereof.

     "Obligations" means all loans, advances, liabilities and obligations for monetary amounts owing by Borrower to any Lender or Agent, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, arising under any of the Loan Documents. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case or proceeding against Borrower under the Bankruptcy Code), fees, including, without limitation, any and all prepayment fees, facility fees, commitment fees, arrangement fees, agent fees and attorneys' fees and any and all other fees, expenses, costs or other sums chargeable to Borrower under any of the Loan Documents.

     "Opinions of Counsel" means the favorable written legal opinions of Jackson, Tufts, Cole & Black, special counsel to Borrower, and Stephen Peary, general counsel of FSI and TEC, substantially in the form of Exhibits F-1 and F-2, respectively, together with copies of any officer's certificate or legal opinion of another counsel or law firm specifically identified and expressly relied upon by such counsel in its opinion.

     "Other Taxes" has the meaning set forth in Section 2.12(b).

     "Overadvance" has the meaning set forth in Section
2.1.1(a)(iii).

     "Owner Trustee" means any person acting in the capacity of
(a) a trustee for any owner trust or (b) a nominee entity, in each case holding title to any Eligible Inventory pursuant to a trust or similar agreement with Borrower or FSI.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is maintained for the employees of Borrower or any ERISA Affiliate of Borrower, other than a Multiemployer Plan.

     "Permitted Liens" has the meaning set forth in Section 6.1.

     "Permitted Rights of Others" means, as to any Property in which a Person has an interest, (a) an option or right to acquire a Lien that would be a Permitted Lien, (b) the reversionary interest of a lessor under a lease of such Property, and (c) an option or right of the lessee under a lease of such Property to purchase such Property at fair market value.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or Governmental
Authority.

     "PLMI" means PLM International, Inc., a Delaware corporation.

     "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, will constitute an Event of Default.

     "Prepayment Date" has the meaning set forth in Section 2.2.2.

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by FUNB as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by FUNB as its Prime Rate is an index or base rate and shall not necessarily be its lowest rate charged to FUNB's customers or other banks.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

     "Pro Rata Share" means, for any Lender, the proportion such Lender's Commitment with respect to the Facility has to the aggregate of all Commitments with respect to the Facility.

     "Public Utility Holding Company Act" means the Public Utility Holding Company Act of 1935, as amended (15 U.S.C. Sect. 79 et seq.) as the same shall be in effect from time to time, and any successor statute thereto.

     "Railcar" means all railroad rolling stock, including, without limitation, all coal, timber, plastic pellet, tank, hopper, flat and box cars and locomotives.

     "Regulations G, T, U and X" means, collectively, Regulations
G, T, U and X adopted by the Federal Reserve Board (12 C.F.R.
Parts 207, 220, 221 and 224, respectively) and any other regulation in substance substituted therefor.

     "Requisite Lenders" means any combination of Lenders whose combined Pro Rata Share (and voting interest with respect thereto) of all amounts outstanding under this Agreement, or, in the event there are no amounts outstanding, the Commitments, is greater than sixty percent (60.0%) of all such amounts outstanding or the total Commitments, as the case may be.

     "Responsible Officer" means any of the President, Executive
Vice President, Chief Financial Officer, Secretary or Corporate
Controller of Borrower having authority to request Loans or perform other duties required hereunder.

     "SEC" means the Securities and Exchange Commission and any successor thereto.

     "Security Agreement" means the Security Agreement to be entered into as of even date herewith between Borrower and Agent, on behalf of Lenders, substantially in the form of Exhibit E, including all amendments, modifications and supplements thereto and all appendices, exhibits and schedules to any of the foregoing, and shall refer to the Security Agreement as the same may be in effect from time to time.

     "Security Documents" means the Security Agreement, each chattel mortgage, ship mortgage or similar security agreement, mortgage or other agreement or document entered into with respect to this Agreement, each UCC-1 financing statement delivered pursuant hereto and any and all other related documents.

     "Senior Agreement" means the Third Amended and Restated Loan Agreement dated as of October 28, 1992 by and between PLMI and the lenders named therein and Bank of America National Trust and Savings Association as agent for the lenders, including all amendments, modifications and supplements thereto and restatements thereof.

     "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (b) the present fair saleable value of the Property in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership (other than Equipment Growth Funds) or other business entity of which an aggregate of fifty percent (50.0%) or more of the beneficial interest (in the case of a partnership) or fifty percent (50.0%) or more of the outstanding stock or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of such Person (irrespective of whether, at the time, stock or other voting interest of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

     "Taxes" has the meaning set forth in Section 2.12(a).

     "TEC" means PLM Transportation Equipment Corporation, a
California corporation and a wholly-owned Subsidiary of FSI and of which Borrower is a special purpose Subsidiary.

     "Termination Event" means (a) a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of Borrower, FSI or any of FSI's other Subsidiaries or any of their ERISA Affiliates from a Pension Plan during a plan year in which any of them was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or
(d) the institution of proceedings to terminate a Pension Plan by the PBGC, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "Trailer" means (a) vehicles having a minimum length of twenty
(20) feet used in trailer or freight car service and constructed for the transport of commodities or containers from point to point and (b) associated equipment.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of North Carolina; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the Lien of Agent, on behalf of Lenders, in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of North Carolina, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Utilization Leases" means Leases for Equipment held for lease in pooling or similar arrangements where the actual rental payments under such Lease is based on and for the actual period of utilization of such item of Equipment rather than the Lease term.

     1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial data required to be submitted by this Agreement shall be prepared and computed, unless otherwise specifically provided herein, in accordance with GAAP. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 7 would then be calculated in a different manner or with different components,
(a) the parties hereto agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and
(b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid subsections during the sixty (60) day period following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

     1.3 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, all of which are by this reference incorporated into this Agreement, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

     1.4  Schedules and Exhibits.  Any reference to a Section,"
"Subsection," "Exhibit," or "Schedule" shall refer to the relevant Section or Subsection of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary.

SECTION 2.     AMOUNT AND TERMS OF CREDIT.

     2.1  Commitment to Lend.

          2.1.1 Revolving Facility. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, Lenders hereby agree to make Advances (as defined below) of immediately available funds to Borrower, on a revolving basis, from the Closing Date until the Business Day immediately preceding the Commitment Termination Date, in the aggregate principal amount outstanding at any time not to exceed the lesser of (a) the total Commitments for the Facility less the aggregate principal amount then outstanding under the Growth Fund Agreement and (b) the Borrowing Base (such lesser amount being the "Maximum Availability"), as more fully set forth in this Section 2.1.1.

               (a)  Facility Commitments.

                      (i)     On the Funding Date requested by
     Borrower, after Borrower shall have satisfied all applicable conditions precedent set forth in Section 3, each Lender shall advance immediately available funds to Agent (each such advance being an "Advance") evidencing such Lender's Pro Rata Share of a loan ("Loan"). Agent shall immediately advance such immediately available funds to Borrower at the Designated Deposit Account (or such other deposit account at FUNB or such other financial institution as to which Borrower and Agent shall agree at least three (3) Business Days prior to the requested Funding Date) on the Funding Date with respect to such Loan. Borrower shall pay interest accrued on the Loan at the rates and in the manner set forth in Section 2.1.1(b). Subject to the terms and conditions of this Agreement, the unpaid principal amount of each Loan and all unpaid interest and commitment fees accrued thereon, together with all other fees, expenses, costs and other sums chargeable to Borrower incurred in connection therewith shall be due and payable no later than the Maturity Date of such Loan. Each Loan advanced hereunder shall be evidenced by Borrower's revolving promissory note, substantially in the form of Exhibit A (the "Note").

                     (ii) The obligation of Lenders to make any Loan from time to time hereunder shall be limited to the then applicable Maximum Availability. For the purpose of determining the amount of the Borrowing Base available at any one time, the amount available shall be the total amount of the Borrowing Base as set forth in the Borrowing Base Certificate delivered to Agent pursuant to Section 3.2(a) with respect to each requested Loan. Nothing contained in this Agreement shall under any circumstance be deemed to require any Lender to make any Advance under the Facility which, in the aggregate principal amount, either (1) taking into account such Lender's Pro Rata Share of the principal amounts outstanding under this Agreement and the making of such Advance exceeds the lesser of (A) such Lender's Commitment for the Facility and (B) such Lender's Pro Rata Share of the Borrowing Base, or (2) taking into account such Lender's Pro Rata Share of the principal amounts outstanding under this Agreement and under the Growth Fund Agreement and the making of such Advance exceeds such Lender's Commitment for the Facility.

                    (iii) If at any time and for any reason the aggregate principal amount of the Loan(s) then outstanding shall exceed the Maximum Availability (the amount of such excess, if any, being an "Overadvance"), Borrower shall immediately repay the full amount of such Overadvance, together with all interest accrued thereon; provided, however, that if such Overadvance occurs solely as a result of a decrease in the amount of the Borrowing Base due solely to a decrease in the computation of the Borrowing Base under either clause (c) or (d), then, to the extent of such decrease, Borrower shall not be required under this Section 2.1.1(a)(iii) to prepay such Overadvance but Lenders shall have no obligation to make or fund any Loans or extend any credit hereunder so long as such Overadvance condition shall remain in effect.

                     (iv)     Amounts borrowed by Borrower under
     this Facility may be repaid and, prior to the Commitment Termination Date and subject to the applicable terms and conditions precedent to borrowings hereunder, reborrowed; provided, however, that no Loan shall have a Maturity Date which is later than the Commitment Termination Date.

                      (v)     Each request for a Loan hereunder
     shall constitute a reaffirmation by Borrower and the Responsible Officer requesting the same that the representations and warranties contained in this Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

               (b) Each Loan. Subject to the terms and conditions of this Agreement, each Loan shall bear interest on the sum of the unpaid principal balance thereof outstanding on each day until such Loan shall have been fully repaid at a rate per annum equal to one percent (1.00%) in excess of the Prime Rate, as the same may fluctuate on a daily basis. Interest on each Loan funded hereunder shall be due and payable monthly in arrears on the first Business Day of each month following the Funding Date of such Loan, with all accrued but unpaid interest on such Loan being due and payable on the date such Loan is repaid, whether by prepayment or at maturity, and with all accrued but unpaid interest being due and payable on the Maturity Date for such Loan.

     Each Advance made by a Lender as part of a Loan hereunder and all repayments of principal with respect to such Advance shall be evidenced by notations made by such Lender on the books and records of such Lender; provided, however, that the failure by such Lender to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on any Advance or Loan. The aggregate unpaid amount of each Advance set forth on the books and records of a Lender shall be presumptive evidence of such Lender's Pro Rata Share of the principal amount owing and unpaid under the Note.

          2.1.2 Funding. Promptly following the receipt of such documents required pursuant to Section 3.2(a) and approval of a Loan by the Agent, Agent shall notify by telephone, telecopier, facsimile or telex each Lender of the principal amount (including Lender's Pro Rata Share thereof) and Funding Date of the Loan requested by Borrower. Not later than 1:00 p.m., North Carolina time, on the Funding Date for any Loan, each Lender shall make an Advance to Agent for the account of Borrower in the amount of its Pro Rata Share of the Loan being requested by Borrower. Upon satisfaction of the applicable conditions precedent set forth in
Section 3, all Advances shall be credited in immediately available funds to the Designated Deposit Account.

          2.1.3 Utilization of the Loans. The Loans made under the Facility may be used solely for the purpose of acquiring the specific items of Eligible Inventory approved by Requisite Lenders, in their sole discretion, and against which Lenders have made Advances; provided, however, in no event shall the proceeds of any Loan be used to finance more than eighty percent (80.0%) of the Invoice Price of any item of Eligible Inventory to be purchased with the proceeds of such Loan. The parties hereto understand and contemplate that the Loans are being requested to finance the acquisition of items of Eligible Equipment and that only upon the funding of such Loans and the acquisition of record by Borrower or a Marine Subsidiary or by an Owner Trustee for the beneficial interest of Borrower or a Marine Subsidiary in a single or back-to-back transaction will the ownership requirements of Eligible Inventory be satisfied.

     2.2  Repayment and Prepayment.

          2.2.1     Repayment.  Unless prepaid pursuant to
Section 2.2.2, the principal amount of each Loan hereunder shall be repaid by Borrower to Lenders not later than the Maturity Date of such Loan.

          2.2.2 Voluntary Prepayment. Borrower may in the ordinary course of Borrower's business, on prior written notice, or telephonic notice promptly confirmed in writing to Agent, which notice shall be irrevocable, at any time and from time to time prepay any Loan in whole or in part. Such prepayment of Loans shall be in immediately available funds and delivered to Agent not later than 1:00 p.m., North Carolina time, on the date for prepayment stated in such notice (the "Prepayment Date"). With respect to any prepayment under this Section 2.2.2, all interest on the amount prepaid accrued up to but excluding the date of such prepayment shall be due and payable on the Prepayment Date.

          2.2.3     Mandatory Prepayments.

               (a)  In the event that any item of Eligible
Inventory shall be sold or assigned by Borrower or any Marine Subsidiary, or the ownership interests (whether Stock or otherwise) of Borrower in any Marine Subsidiary owning record or beneficial title to any item of Eligible Inventory shall be sold or transferred, then Borrower shall immediately prepay the Loan made with respect to such Eligible Inventory so sold or assigned or with respect to the Eligible Inventory owned by such Marine Subsidiary so sold or transferred, together with accrued interest on such Loan to the date of prepayment. The sale or assignment of Eligible Inventory by an Owner Trustee, or the sale or assignment of Borrower's or any Marine Subsidiary's beneficial interest in any owner trust (or nominee entity) holding title to Eligible Inventory shall be considered a sale or assignment, as the case may be, of such Eligible Inventory by Borrower or such Marine Subsidiary, as the case may be.

               (b) In the event that any of the Eligible Inventory shall have sustained a Casualty Loss, Borrower shall promptly notify Agent and Lenders of such Casualty Loss and make arrangements reasonably acceptable to the Agent to cause any and all cash proceeds received by Borrower to be paid to Lenders as a prepayment hereunder. To the extent not so prepaid, the Loan funded with respect to such Eligible Inventory will nevertheless be paid by Borrower as provided in Section 2.2.1.

               (c) In the event Borrower, any Marine Subsidiary or any Owner Trustee shall sell or assign any partial (i.e., less than one hundred percent (100.0%)) interest in any item of Eligible Inventory pursuant to Section 6.4, Borrower shall immediately prepay the Loan made with respect to such Eligible Inventory in which an interest has been so sold or assigned in an amount equal to that portion of the purchase price paid for such partial interest which is ratably related to the percentage of the Invoice Price paid by Borrower, such Marine Subsidiary or Owner Trustee for such item of Eligible Inventory when originally financed by such Loan, together with all interest accrued on such Loan to the date of prepayment. For example, if Borrower paid an Invoice Price of $10,000,000 for an item of Eligible Inventory, of which $8,000,000 was financed with a Loan hereunder, if Borrower subsequently sells to EGF VII a forty percent (40.0%) interest in such item of Eligible Inventory for a purchase price of $4,000,000, Borrower shall prepay the related Loan in the principal amount of $3,200,000.

               (d) In the event that the Growth Fund Agreement shall be terminated for any reason, then Borrower shall immediately prepay any and all amounts outstanding under this Agreement and the Lenders' Commitments shall, without notice, immediately and automatically terminate.

     2.3 Facility Fee. FUNB, as the sole Lender as of the Closing, acknowledges receipt of a facility fee of $125,000 paid in consideration of FUNB's agreement to structure the extensions of credit provided in this Agreement.

     2.4 Calculation of Interest; Post-Maturity Interest. Interest on the Loans shall be computed on the basis of a 365/366-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded. Each change in the interest rate on a Loan based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change. Agent shall give Borrower notice of any such change in the Prime Rate; provided, however, that any failure by Agent to provide Borrower with notice hereunder shall not affect Agent's right to make changes in the interest rate of any Loan based on changes in the Prime Rate. Upon the occurrence and during the continuation of any Event of Default under this Agreement, Advances under this Agreement will at the option of Requisite Lenders bear interest at a rate per annum which is two percentage points higher than the rate of interest otherwise provided under this Agreement (the "Default Rate"). This may result in the compounding of interest. The imposition of a Default Rate will not constitute a waiver of any Event of Default.

     2.5 Manner of Payments. All repayments or prepayments of principal and all payments of interest, fees, costs, expenses and other sums chargeable to Borrower under this Agreement, the Note or any of the other Loan Documents shall be in lawful money of the United States of America in immediately available funds and delivered to Agent, for the account of Lenders, not later than 1:00 p.m., North Carolina time, on the date due at First Union National Bank of North Carolina, One First Union Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: Hanna Carmody, or such other place as shall have been designated in writing by Agent.

     2.6 Payment on Non-Business Days. Whenever any payment to be made under this Agreement, the Note or any of the other Loan Documents shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the payment of interest thereon; provided, however, that no Loan shall have remained outstanding after the Maturity Date of such Loan.

     2.7 Application of Payments. All payments to or for the benefit of Lenders hereunder shall be applied in the following order: (a) then due and payable fees as set forth in Section 2.3 and, at the direction of Borrower or upon prior notice given to Borrower by Agent, other then due and payable fees, expenses and costs; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments; provided that if an Event of Default shall have occurred and be continuing, Lenders shall have the exclusive right to apply any and all such payments against the then due and owing Obligations of Borrower as Lenders may deem advisable. To the extent Borrower fails to make payment required hereunder or under any of the other Loan Documents, each Lender is authorized to, and at its sole option may, make such payments on behalf of Borrower. To the extent permitted by law, all amounts advanced by any Lender hereunder or under other provisions of the Loan Documents shall accrue interest at the same rate as Loans hereunder.

     2.8 Distribution of Payments. Agent shall immediately distribute to each Lender, at such address as each Lender shall designate, its respective interest in all repayments and prepayments of principal and all payments of interest and all fees, expenses and costs received by Agent on the same day and in the same type of funds as payment was received. In the event Agent does not distribute such payments on the same day received, if such payments are received by Agent by 1:00 p.m., North Carolina time, or if received after such time, on the next succeeding Business Day, such payment shall accrue interest at the Federal Funds Rate.

     2.9 Agent's Right to Assume Funds Available for Advances. Unless Agent shall have been notified by any Lender no later than the Business Day prior to the respective Funding Date of a Loan that such Lender does not intend to make available to Agent an Advance in immediately available funds equal to such Lender's Pro Rata Share of the total principal amount of such Loan, Agent may assume that such Lender has made such Advance to Agent on the date of the Loan and Agent may, in reliance upon such assumption, make available to Borrower a corresponding Advance. If Agent has made funds available to Borrower based on such assumption and such Advance is not in fact made to Agent by such Lender, Agent shall be entitled to recover the corresponding amount of such Advance on demand from such Lender. If such Lender does not promptly pay such corresponding amount upon Agent's demand, Agent shall notify Borrower and Borrower shall repay such Advance to Agent. Agent also shall be entitled to recover from such Lender interest on such Advance in respect of each day from the date such Advance was made by Agent to Borrower to the date such corresponding amount is recovered by Agent at the Federal Funds Rate. Nothing in this
Section 2.9 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

     2.10 Agent's Right to Assume Payments Will be Made by Borrower. Unless Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, Agent may, in its sole discretion, assume that Borrower has remitted such payment when so due and Agent may, in its sole discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's Pro Rata Share of such assumed payment. If Borrower has not in fact remitted such payment to Agent, each Lender shall forthwith on demand repay to Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each date from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent at the Federal Funds Rate.

     2.11 Capital Requirements.

          If any Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Commitments or its making or maintaining its Pro Rata Share of the Loans below the rate which such Lender or such other corporation could have achieved but for such compliance (taking into account the policies of such Lender or corporation with regard to capital), then Borrower shall from time to time, upon written demand by such Lender (with a copy of such demand to Agent), immediately pay to such Lender such additional amounts as shall be sufficient to compensate such Lender or other corporation for such reduction. A certificate submitted by such Lender to Borrower, stating that the amounts set forth as payable to such Lender are true and correct, shall be conclusive and binding for all purposes, absent manifest error. Each Lender agrees promptly to notify Borrower and Agent of any circumstances that would cause Borrower to pay additional amounts pursuant to this section, provided that the failure to give such notice shall not affect Borrower's obligation to pay any such additional amounts.

     2.12 Taxes.

          (a) Subject to Subsection 2.12(g), any and all payments by Borrower to each Lender or Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) In addition, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Subject to Subsection 2.12(g), Borrower shall indemnify and hold harmless each Lender and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.12) paid by such Lender or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date any Lender or Agent makes written demand therefor.

          (d) If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then, subject to Subsection 2.12(g):

                 (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                (ii)     Borrower shall make such deductions, and

               (iii)     Borrower shall pay the full amount
     deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within thirty (30) days after the date of any payment by Borrower of Taxes or Other Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Agent.

          (f) Each Lender which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) shall:

                 (i) No later than the date upon which such Lender becomes a party hereto deliver to Borrower through Agent two (2) accurate and complete signed originals of IRS Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of IRS Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                (ii) If at any time such Lender makes any changes necessitating a new Form 4224 or Form 1001, with reasonable promptness deliver to Borrower through Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

               (iii) Before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender, deliver to Borrower through Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Lender; and

                (iv)     Promptly upon Borrower's or Agent's
     reasonable request to that effect, deliver to Borrower or Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

          (g) Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Subsection 2.12(d) to Lender for the account of any Lending Office of such Lender:

                 (i) If the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Subsection 2.12(f) in respect of such Lending Office;

                (ii) If such Lender shall have delivered to Borrower a Form 4224 in respect of such Lending Office pursuant to Subsection 2.12(f) and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

               (iii) If such Lender shall have delivered to Borrower a Form 1001 in respect of such Lending Office pursuant to Subsection 2.12(f), and such Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

          (h) If, at any time, Borrower requests any Lender to deliver any forms or other documentation pursuant to Subsection 2.12(f)(iv), then Borrower shall, on demand of such Lender through Agent, reimburse such Lender for any costs and expenses (including reasonable attorney fees) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

          (i) If Borrower is required to pay additional amounts to any Lender or Agent pursuant to Subsection 2.12(d), then such Lender shall use its reasonable good faith efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     2.13 Single Loan.  All of the Obligations of Borrower to
Lenders and Agent arising under or in connection with this Agreement, or any of the other Loan Documents, including, without limitation, all Obligations of Borrower arising in respect of the Loan shall constitute one general obligation of Borrower.

SECTION 3.     CONDITIONS PRECEDENT TO LOANS.

     3.1 First Advance. The obligation of each Lender to make the first Advance hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Corporate Documents. Agent shall have received, in form and substance satisfactory to Lenders and their respective counsel, the following:

                 (i) A certified copy of the records of all actions taken by Borrower, TEC and FSI, including all corporate resolutions of Borrower, TEC and FSI authorizing or relating to the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated hereby and thereby;

                LMLE     (A) Certified copies of the articles or
     certificate of incorporation, as the case may be, bylaws and any other charter or formation documents of Borrower, TEC and FSI, certified by a Responsible Officer each of Borrower, TEC and FSI, respectively, as being in full force and effect;

               (iii)     Copies of the most recent certificates of
     (A) the Secretary of State of California, stating that Borrower, TEC and FSI each are corporations in good legal standing under the laws of the State of California, and
     (B) the Secretary of State of Delaware, stating that FSI is a corporation in good legal standing under the laws of the State of Delaware;

                (iv) Certificates of incumbency and signature with respect to the authorized representatives of Borrower, TEC and FSI executing the Loan Documents and requesting Loans; and

                 (v) Such other documents relating to Borrower, TEC or FSI as Lenders reasonably may request.

          (b) Note. Agent shall have received the Note, in form and substance satisfactory to Lenders, duly executed and delivered by Borrower.

          (c) Security Documents. Agent shall have received the Security Agreement and each of the other Security Documents, including a UCC-1 financing statement naming Borrower as debtor and Agent as secured party to be filed with the Secretary of State of California, as Agent shall reasonably request, in form and substance satisfactory to Lenders, duly executed and delivered by Borrower.

          USE Equipment Purchase Agreement. Agent shall have received the Equipment Purchase Agreement, in form and substance satisfactory to Lenders, duly executed and delivered by Borrower and Growth Fund.

          (e)  Opinions of Counsel.

               (i)  Agent shall have received an originally
executed legal opinion of Jackson, Tufts, Cole & Black, special counsel to Borrower, on behalf of Borrower, FSI and TEC, in form and substance satisfactory to Lenders, dated as of the Closing Date and addressed to Lenders, together with copies of any officer's certificate or legal opinion of other counsel or law firm specifically identified and expressly relied upon by such counsel.

               (ii) Agent shall have received an originally executed legal opinion of Stephen Peary, general counsel of FSI and TEC, on behalf of FSI and TEC, in form and substance satisfactory to Lenders, dated as of the Closing Date and addressed to Lenders, together with copies of any officer's certificate or legal opinion of other counsel or law firm specifically identified and expressly relied upon by such counsel.

          (f) Guaranties. Agent shall have received the Guaranties, in form and substance satisfactory to Lenders, duly executed and delivered by FSI and by TEC.

          (g) Lockbox Agreement. Agent shall have received the Lockbox Agreement, in form and substance satisfactory to Lenders, duly executed by Borrower.

          (h) Insurance. Agent shall have received from Borrower, in form and substance satisfactory to Lenders, evidence of insurance required by Section 5.3.

          (i) Bringdown Certificate. A certificate or certificates, dated as of the Closing Date, of the Chief Financial Officer or Corporate Controller of Borrower to the effect that (i) the representations and warranties of Borrower contained in Section 4 are true, accurate and complete in all material respects as of the Closing Date as though made on such date and (ii) no Event of Default or Potential Event of Default under this Agreement has occurred.

          (j) Accurate Information. The information provided to Lenders by or on behalf of Borrower, FSI and TEC, as well as the representations and warranties of the various other parties as contained in the Loan Documents shall be true, accurate and complete in all material respects.

          (k) Fees and Costs. Agent shall have received an amount equal to the aggregate of Agent's good faith estimate of all fees (including reasonable attorneys' fees), costs, expenses and other disbursements incurred by Agent in connection with the Closing of the transactions contemplated hereunder, including, without limitation, this Agreement and each of the other Loan Documents, which payment shall be subject to post-Closing adjustment following receipt by Agent of all final invoices.

          (l) Other Documents. Agent shall have received such other documents, information and items from Borrower and FSI as reasonably requested by Agent.

     3.2  All Loans.  Unless waived in writing by Requisite
Lenders, the obligation of any Lender to make any Advance is subject to the satisfaction of the following further conditions precedent:

          (a) At least five (5) Business Days before each Loan hereunder with respect to any acquisition of Equipment by Borrower, Agent shall have received (i) a written request for such Loan, signed by a Responsible Officer of Borrower; (ii) a Borrowing Base Certificate; (iii) a description of the transaction, including
(A) a listing of all Equipment against which Borrower is requesting that a Loan be made, identifying each item of Equipment by serial number, registration number or other identifying mark, as applicable, and indicating whether each such item is owned by Borrower or by an Owner Trustee for the benefit of Borrower (and if the latter, identifying such Owner Trustee and date of any applicable trust or similar agreement), (B) the lessee, the date of the lease and the lease termination date, (C) lessee financial information, and (D) the terms of the underlying lease; and
(iv) other information as may be requested by the Agent to confirm that such Equipment satisfies the criteria for Eligible Inventory.

          (b) At least five (5) Business Days before each Loan hereunder with respect to any acquisition of Equipment by Borrower, Agent shall have received invoice and such other information related to the purchase of each item of Equipment as Agent shall reasonably request to confirm that the proceeds of the requested Loan will not be used to finance more than eighty percent (80.0%) of the Invoice Price of such Equipment.

          (c) At least five (5) Business Days before each Loan hereunder with respect to any acquisition of Equipment by Borrower, Agent shall have received such documents and copies of instruments of title as Agent shall reasonably request to confirm that upon the consummation of such acquisition, Borrower shall have acquired of record (or if such Equipment is to be acquired of record by an Owner Trustee, the beneficial interest in) such Equipment free and clear of any Liens or other encumbrances on title (other than Permitted Liens).

          (d) Approval of such requested Loan by Agent, after review of the lessee, Equipment, Lease and any other material circumstances relating to the Loan.

          (e) Prior to the Funding Date of any such Loan, if available, and in no event later than five (5) Business Days following such Funding Date, Borrower shall have delivered to Agent, on behalf of Lenders, the original executed counterparts of each Lease or schedules thereto or other chattel paper, if any, relating to such Equipment and Eligible Inventory (other than with respect to Railcars if such Railcars are leased pursuant to a master lease, in which event Borrower shall deliver to Agent the applicable schedule(s) to such master lease), against which the Loan is to be made.

          (f) No event shall have occurred and be continuing or would result from the making of any Loan on such Funding Date which constitutes an Event of Default or Potential Event of Default under this Agreement or under (and as separately defined in) the Growth Fund Agreement, or which with notice or lapse of time or both would constitute an Event of Default or Potential Event of Default under this Agreement or under the Growth Fund Agreement.

          (g) Agent shall have received a certificate, dated as of the Funding Date, of the Chief Financial Officer or Corporate Controller of Borrower to the effect that (i) all representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects with the same effect as though such representations and warranties had been made on and as of such Funding Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true, accurate and complete in all material respects as of such earlier date), (ii) Borrower shall have either available cash or have received a capital contribution from TEC for the purpose of funding at least twenty percent (20.0%) of the Invoice Price of the Equipment to be financed with such requested Loan, and if such a capital contribution has been made, attaching a certificate of the Chief Financial Officer or Corporate Controller of TEC to the effect that the making of such capital contributions has not caused TEC to cease to be Solvent and (iii) from the perspective of prudent portfolio diversity and management, given Growth Fund's then existing portfolio, such Equipment is of a type, model, age and condition consistent with the investment objectives of Growth Fund.

          (h) Agent shall have received a certificate, dated as of the Funding Date of the Chief Financial Officer or Corporate
Controller of Borrower with respect to each Lease relating to an item of Equipment being financed with such Loan to the effect that:

            (i) The Lease constitutes the entire agreement of the parties thereto and no party thereto shall be bound except in accordance therewith;

           (ii) No amendments, modifications, supplements or addenda have been made to, or schedules attached to, the Lease except as disclosed in such certificate and the sole original thereof having been delivered to Agent;

          (iii) No material default exists under the Lease as of the date of the Loan;

           (iv) The Lease constitutes the valid contract of Borrower and each lessee that is a party to the Lease, and shall at all times be enforceable against each such lessee in accordance with its terms, subject to the limitations on enforceability imposed by bankruptcy and creditors' rights laws and the general principles of equity, and each party thereto has executed the Lease with full power, authority and capacity to contract;

            (v) Borrower is the sole owner and lessor of the Equipment covered by the Lease;

           (vi) The lessee is responsible for the payment of all taxes, insurance and similar charges so that all Lease payments will be net to Borrower (except with respect to Leases covering time charters for marine vessels, railcars and trailers consistent with industry standards for such type of leases);

          (vii) Borrower has not and will not give or loan to any lessee that is a party to the Lease, directly or indirectly, any unpaid rent or other amount due or to become due under the Lease; and

         (viii) No rentals, fees, costs, expenses or charges paid or payable by any lessee under the Lease violate any known statute, rule, regulation, court ruling or other regulation or limitation relating to the maximum fees, costs, expenses or charges permitted in any state in which the Equipment is located or in which the lessee is located, resides or is domiciled, or in which the transaction was consummated, or in any other state which has jurisdiction of the Equipment, Lease or lessee.

          (i) The insurance required to be maintained by Borrower pursuant to the Loan Documents shall be in full force and effect.

          (j) Agent shall have received such other instruments and documents as it may have reasonably requested from Borrower in connection with the Loans to be made on such date.

     3.3 Further Conditions to All Loans. Notwithstanding anything to the contrary contained in this Agreement, unless waived in writing by Requisite Lenders, no Lender shall have any obligation hereunder to make any Advance if any of the following events shall at any time after December 31, 1992 occur:

          (a) PLMI shall have fallen in arrears by more than $7,000,000 in the aggregate in terms of realized net proceeds from the completed sales of its owned assets, whether of record or beneficially through an owner trust or other nominee entity, in accordance with the schedule for asset sales set forth in
Section 2.4 of the Senior Agreement.

          (b) FSI and its wholly owned Subsidiary, PLM Securities Corp., as the syndication sponsors of the Equipment Growth Funds, shall have failed to raise at least $5,000,000 per month in net equity proceeds from its public syndication offerings for the Equipment Growth Funds for two (2) consecutive calendar months (excluding any month which is an Equipment Growth Fund's initial full month of equity syndication).

          (c) FSI shall have ceased to be the sole general partner of Growth Fund, whether due to the voluntary or involuntary withdrawal, substitution, removal or transfer of FSI from or of all or any portion of FSI's general partnership interest in Growth
Fund.

          (d) Twenty five percent (25.0%) or more of the limited partners (measured by such partners' percentage interest) of any Equipment Growth Fund shall at any time vote to remove FSI as the general partner of such Equipment Growth Fund, regardless of whether FSI is actually removed.

          (e) The Equipment Growth Funds of which FSI is the sole general partner shall at any time fail to maintain unrestricted cash balances totalling, in the aggregate, $10,000,000.

SECTION 4.     BORROWER'S REPRESENTATIONS AND WARRANTIES.

     Borrower hereby warrants and represents to Agent and each Lender as follows, and agrees that each of said warranties and representations shall be deemed to continue until full, complete and indefeasible payment and performance of the Obligations and shall apply anew to each borrowing hereunder:

     4.1 Existence and Power. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified and licensed as a foreign corporation and authorized to do business in each jurisdiction within the United States where its ownership of Property and assets or conduct of business requires such qualification. Borrower has the corporate power and authority, rights and franchises to own its Property and assets and to carry on its business as now conducted. Borrower has the corporate power and authority to execute, deliver and perform the terms of the Loan Documents (to the extent either is a party thereto) and all other instruments and documents contemplated hereby or thereby.

     4.2 Loan Documents and Note Authorized; Binding Obligations. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which Borrower is a party and payment of the Note have been duly authorized by all necessary and proper corporate action on the part of Borrower. The Loan Documents constitute legally valid and binding obligations of Borrower, enforceable against Borrower, to the extent Borrower is a party thereto, in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

     4.3 No Conflict; Legal Compliance. The execution, delivery and performance of this Agreement, and each of the other Loan Documents and the execution, delivery and payment of the Note will not: (a) contravene any provision of Borrower's articles of incorporation or bylaws; (b) contravene, conflict with or violate any applicable law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority, which contravention, conflict or violation, in the aggregate, may have a Material Adverse Effect; or (c) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which Borrower is a party or by which Borrower, or its Property and assets may be bound or affected. Borrower is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, the non-compliance with, the violation or breach of or the default under which would have a Material Adverse Effect.

     4.4 Financial Condition. FSI's audited consolidated financial statements as of December 31, 1992, copies of which heretofore have been delivered to Agent by Borrower, and all other financial statements and other data submitted in writing by Borrower to Agent or any Lender in connection with the request for credit granted by this Agreement, are true, accurate and complete in all material respects, and said financial statements and other data fairly present the consolidated financial condition of FSI, as of the date thereof, and have been prepared in accordance with GAAP, subject to fiscal year-end audit adjustments.

     4.5 Executive Offices. The current location of Borrower's chief executive offices and principal places of business is set forth on Schedule 4.5.

     4.6 Litigation. Except as set forth in Schedule 4.6, there are no claims, actions, suits, proceedings or other litigation pending or, to the best of Borrower's knowledge, after due inquiry, threatened against Borrower, at law or in equity before any Governmental Authority or, to the best of Borrower's knowledge, after due inquiry, any investigation by any Governmental Authority of Borrower's Properties or assets. Borrower has no Contingent Obligations.

     4.7 Material Contracts. Schedule 4.7 lists all currently effective contracts and agreements (whether written or oral) to which Borrower is a party. There are no material defaults under any such contract or agreement by Borrower. Borrower has delivered to Agent true and correct copies of all such contracts or agreements (or, with respect to oral contracts or agreements, written descriptions of the material terms thereof).

     4.8 Consents and Approvals. No approval, authorization or consent of any trustee or holder of any indebtedness or obligation of Borrower or of any other Person under any such material agreement, contract, lease or license or similar document or instrument to which Borrower is a party or by which Borrower is bound, is required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents. Except as set forth in Schedule 4.8, all consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Borrower in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

     4.9 Other Agreements. Borrower is not a party to and is not bound by any agreement, contract, lease, license or instrument, and is not subject to any restriction under its respective charter or formation documents, which has, or is likely in the foreseeable future to have, a Material Adverse Effect. Borrower has not entered into and, as of the Closing Date does not contemplate entering into, any material agreement or contract with any Affiliate of Borrower on terms that are less favorable to Borrower than those that might be obtained at the time from Persons who are not such Affiliates.

     4.10 Employment and Labor Agreements. There are no employment agreements covering management of Borrower and there are no collective bargaining agreements or other labor agreements covering any employees of Borrower.

     4.11 ERISA. Borrower does not have any Employee Benefit Plan which is subject to ERISA.

     4.12 Labor Matters. There are no strikes or other labor disputes against or threatened against Borrower. All payments due from Borrower on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or, if not due, accrued as a liability on the books of Borrower.

     4.13 Margin Regulations. Borrower does not own any "margin security", as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans under this Agreement will be used only for the purposes contemplated hereunder. None of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U and X. Borrower will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

     4.14 Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower have been filed with the appropriate Governmental Authorities where failure to file may have a Material Adverse Effect, and all material Charges and other impositions shown thereon to be due and payable by Borrower have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Borrower is contesting its liability therefore in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to Agent pursuant to Section 5.1. Borrower has paid when due and payable all material Charges upon the books of Borrower and no Government Authority has asserted any Lien against the Borrower with respect to unpaid Charges. Proper and accurate amounts have been withheld by Borrower from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

     4.15 Environmental Quality.

          (a) Except as specifically disclosed in Schedule 4.15, the on-going operations of Borrower comply in all material respects with all Environmental Laws.

          (b) Except as specifically disclosed in Schedule 4.15, Borrower has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and Borrower is in compliance with all material terms and conditions of such Environmental Permits.

          (c) Except as specifically disclosed in Schedule 4.15, neither Borrower nor any of its present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of Borrower that would reasonably be expected to give rise to any Environmental Claim with a potential liability of Borrower in excess of $100,000 in the aggregate from any such condition, circumstance or Property.

     4.16 Trademarks, Patents, Copyrights, Franchises and Licenses. Borrower possesses and owns all necessary trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its business as now operated.

     4.17 Full Disclosure. As of the Closing Date, no information contained in this Agreement, the other Loan Documents or any other documents or written materials furnished by or on behalf of Borrower to Agent or any Lender pursuant to the terms of this Agreement or any of the other Loan Documents contains any untrue or inaccurate statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading in light of the circumstances under which made.

     4.18 Other Regulations. Borrower is not: (a) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act or (b) an "investment company," or an "affiliated person" of, or a "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. The making of the Loans hereunder and the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of the Investment Company Act or the Public Utility Holding Company Act, or any rule, regulation or order issued by the SEC thereunder.

     4.19 Solvency.  Borrower is Solvent.

     4.20 Survival of Representations and Warranties. So long as any of the Commitments shall be available and until payment and performance in full of the Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

SECTION 5.     BORROWER'S AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any of the Commitments shall be available and until full, complete and indefeasible payment and performance of the Obligations, unless Requisite Lenders shall otherwise consent in writing, Borrower shall do or cause to have done all of the following:

     5.1 Records and Reports. Maintain a system of accounting administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and deliver to Agent or caused to be delivered to Agent:

          (a) As soon as practicable and in any event within forty-five (45) days after the end of each quarterly accounting period of Borrower, FSI and PLMI, except with respect to the final fiscal quarter of each fiscal year, in which case as soon as practicable and in any event within ninety (90) days after the end of such fiscal quarter, consolidated and consolidating balance sheets of FSI and PLMI and a balance sheet of Borrower as at the end of such period and the related consolidated (and, as to statements of income only for FSI, consolidating) statements of income and stockholders' equity of Borrower and FSI and the related consolidated statements of income, stockholders' equity and cash flows of PLMI (and, as to statements of income only, consolidating) for such quarterly accounting period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous year, all in reasonable detail and certified by the Chief Financial Officer or Corporate Controller of Borrower, FSI and PLMI that they (i) are complete and fairly present the financial condition of Borrower, FSI and PLMI as at the dates indicated and the results of their operations and changes in their cash flow for the periods indicated, (ii) disclose all liabilities of Borrower, FSI and PLMI that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent and (iii) have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustment;

          (b) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, FSI and PLMI, consolidated and consolidating balance sheets of FSI and PLMI and a balance sheet of Borrower as at the end of such year and the related consolidated (and, as to statements of income only for FSI and PLMI, consolidating) statements of income, stockholders' equity and cash flows of Borrower, FSI and PLMI for such fiscal year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail and (i) in the case of such consolidated financial statements, accompanied by a report thereon of an independent public accountant of recognized national standing selected by Borrower, FSI and PLMI and satisfactory to Agent, which report shall contain an opinion which is not qualified in any manner or which otherwise is satisfactory to Requisite Lenders, in their sole discretion, and (ii) in the case of such consolidating financial statements, certified by the Chief Financial Officer or Corporate Controller of FSI and PLMI;

          (c) As soon as practicable, and in any event not later than fifteen (15) days after the end of each calendar month, a Borrowing Base Certificate dated as of the last day of such month, duly executed by a Chief Financial Officer or Corporate Controller of Borrower, with appropriate insertions;

          (d) As soon as practicable, and in any event not later than forty-five (45) days after the end of each fiscal quarter of Borrower, a Compliance Certificate dated as of the last day of such fiscal quarter, duly executed by a Chief Financial Officer or Corporate Controller of Borrower, with appropriate insertions;

          (e) At Agent's request, promptly upon receipt thereof, copies of all reports submitted to Borrower, FSI, TEC or PLMI by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower, FSI, TEC or PLMI made by such accountants;

          (f) (i) On the date six (6) months after the Closing Date and thereafter upon Agent's reasonable request, which request shall not be made more than once during any calendar year (unless an Event of Default shall have occurred and be continuing, in which event such limitation shall not apply), a report from Borrower's insurance broker, in such detail as Agent may reasonably request, as to the insurance maintained or caused to be maintained by Borrower pursuant to this Agreement, demonstrating compliance with the requirements hereof and thereof, and (ii) as soon as possible and in no event later than fifteen (15) days prior to the expiration date of any insurance policy of Borrower, a written confirmation of such policy's renewal from Borrower's insurance broker; provided, however, that Borrower shall give Agent prompt written notice if changes affecting risk coverage will be made to the insurance policy or if the policy will be cancelled;

          (g) Promptly upon any officer of Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default under this Agreement,
(ii) that any Person has given any notice to Borrower, FSI, TEC or PLMI or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(b),
(iii) of the institution of any litigation or of the receipt of written notice from any Governmental Authority as to the commencement of any formal investigation involving an alleged or asserted liability of Borrower of any amount and of FSI, TEC or PLMI equal to or greater than $500,000 or any adverse judgment in any litigation involving a potential liability of Borrower of any amount and of FSI, TEC or PLMI equal to or greater than $500,000, or (iv) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower, FSI, TEC or PLMI, a certificate of a Responsible Officer of Borrower, specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition and what action Borrower, FSI, TEC or PLMI has taken, is taking and proposes to take with respect thereto;

          (h) Promptly upon becoming aware of the occurrence of any (i) Termination Event in connection with any Pension Plan or
(ii) "prohibited transaction" (as such term is defined in ERISA and the Code) in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the IRS or the PBGC with respect thereto;

          (i) With reasonable promptness, copies of (i) all notices received by Borrower or any of its ERISA Affiliates of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the IRS with respect to each Pension Plan covering employees of Borrower, and
(iii) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA;

          (j) Promptly upon receipt by Borrower any challenge by the IRS to the qualification under Section 401 or 501 of the Code of any Pension Plan;

          (k)  As soon as available and in no event later than five
(5) days after the same shall have been filed with the SEC, a copy of each Form 8-K Current Report, Form 10-K Annual Report, Form 10-Q Quarterly Report, Annual Report to Shareholders, Proxy Statement and Registration Statement of PLMI;

          (l) Upon the request of Agent, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income
(excluding sales, use or like taxes) filed by or on behalf of Borrower, FSI, TEC and PLMI; and

          (m) Such other information respecting the condition or operations, financial or otherwise, of Borrower and PLMI and its Subsidiaries as Agent or any Lender may from time to time reasonably request, and such information regarding the lessees under Leases as Borrower from time to time receives or Agent or any Lender reasonably requests.

     All financial statements of Borrower, FSI and PLMI to be delivered by Borrower, FSI and PLMI to Agent pursuant to this
Section 5.1 will be complete and correct and present fairly the financial condition of Borrower, FSI and PLMI as of the date thereof; will disclose all liabilities of Borrower, FSI and PLMI that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and will have been prepared in accordance with GAAP. All tax returns submitted to Agent by Borrower, FSI and PLMI will, to the best of Borrower's, FSI's and PLMI's knowledge, after due inquiry, be true and correct. Borrower, FSI and PLMI hereby agree that each time either submits a financial statement or tax return to Agent, Borrower, FSI and PLMI shall be deemed to represent and warrant to Lenders that such financial statement or tax return complies with all of the preceding requirements set forth in this paragraph.

     5.2 Existence; Compliance with Law. Borrower shall preserve and maintain its existence and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business as now conducted or presently proposed to be conducted (including, without limitation, its qualification to do business in each jurisdiction in which such qualification is necessary or desirable in view of its business); to conduct its business in an orderly and regular manner; and comply with (a) the provisions of its articles of incorporation and bylaws and (b) the requirements of all applicable laws, rules, regulations or orders of any Governmental Authority and requirements for the maintenance of Borrower's insurance, licenses, permits, governmental approvals, rights, privileges and franchises, except, in either case, to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.3 Insurance. Borrower shall maintain and keep in force insurance of the types and in amounts then customarily carried in lines of business similar to that of Borrower including, but not limited to, fire, extended coverage, public liability, property damage, environmental hazard and workers' compensation, in each case carried with financially sound Persons and in amounts satisfactory to the Requisite Lenders (subject to commercial reasonableness as to each type of insurance); provided, however, that the types and amounts of insurance shall not provide any less coverage for Borrower than provided as of the Closing Date by the existing blanket policies of insurance for PLMI and its Subsidiaries. All such policies of property insurance carry endorsements naming Agent as principal loss payee as to any property owned by Borrower and all such policies as to liability insurance shall carry endorsements naming Agent and each Lender as an additional insured, and in each case indicating that (i) any loss thereunder shall be payable to Agent or Lenders, as the case may be, notwithstanding any action, inaction or breach of representation or warranty by Borrower; (ii) there shall be no recourse against any Lender for payment of premiums or other amounts with respect thereto, and (iii) at least fifteen (15) days' prior written notice of cancellation, lapse or material change in coverage shall be given to Agent by the insurer.

     5.4 Taxes and Other Liabilities. Promptly pay and discharge all material Charges when due and payable, except (a) such as may be paid thereafter without penalty or (b) such as may be contested in good faith by appropriate proceedings and for which an adequate reserve has been established and is maintained in accordance with GAAP. Borrower shall promptly notify Agent of any material challenge, contest or proceeding pending by or against Borrower or against PLMI or any of its other Subsidiaries before any taxing authority.

     5.5 Inspection Rights; Assistance. At any reasonable time and from time to time during normal business hours, permit Agent or any Lender or any agent, representative or employee thereof, to examine and make copies of and abstracts from the financial records and books of account of Borrower and other documents in the possession or under the control of Borrower relating to any obligation of Borrower arising under or contemplated by this Agreement, and to visit the offices of Borrower to discuss the affairs, finances and accounts of Borrower with any of the officers of Borrower, and, upon reasonable notice and during normal business hours (unless an Event of Default or Potential Event of Default shall have occurred and be continuing, in which event no notice is required) to conduct audits of and appraise the Equipment. Such audits and appraisals shall be subject to the lessee's right to quiet enjoyment as set forth in the respective Lease.

     5.6  Maintenance of Facilities; Modifications; Performance of
Leases.

          (a) Maintenance of Facilities. Borrower shall keep its Properties which are useful or necessary to Borrower in good repair and condition, normal wear and tear excepted, and from time to time make necessary repairs thereto, and renewals and replacements thereof so that Borrower's Properties shall be fully and efficiently preserved and maintained.

          (b)  Certain Modifications to the Equipment.  Subject to
Section 5.6(a), Borrower shall promptly make, or cause to be made, all modifications, additions and adjustments to the Eligible Inventory as may from time to time be required by any Governmental Authority having jurisdiction over the operation, safety or use thereof.

          (c) Performance of Leases. Borrower shall timely perform in all material respects each of its covenants and obligations under the Leases to which it is a party.

     5.7 Supplemental Disclosure. From time to time as may be necessary (in the event that such information is not otherwise delivered by Borrower to Agent or Lenders pursuant to this Agreement), so long as there are Obligations outstanding hereunder, disclose to Agent in writing any material matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described by Borrower in this Agreement or any of the other Loan Documents (including all Schedules and Exhibits hereto or thereto) or which is necessary to correct any information set forth or described by Borrower hereunder or thereunder or in connection herewith which has been rendered inaccurate thereby.

     5.8 Further Assurances. In addition to the obligations and documents which this Agreement expressly requires Borrower to execute, deliver and perform, Borrower shall execute, deliver and perform any and all further acts or documents which Agent or Lenders may reasonably require to effectuate the purposes of this Agreement or any of the other Loan Documents.

     5.9 Lockbox. Borrower shall unless otherwise directed in writing by Agent, cause all remittances made by the obligor under any Lease to be made to a lock box (the "Lockbox") maintained with FUNB pursuant to the Lockbox Agreement. Unless otherwise directed by Agent in writing, all invoices and other instructions submitted by Borrower to the obligor relating to Lease payments shall designate the Lockbox as the place to which such payments shall be made.

     5.10 Environmental Laws. Borrower shall conduct its operations and keep and maintain its Property in material compliance with all Environmental Laws.

     5.11 Equipment Purchase Agreement. Borrower shall timely perform each of its covenants and obligations under the Equipment
Purchase Agreement.

SECTION 6.     BORROWER'S NEGATIVE COVENANTS.

     So long as any of the Commitments shall be available and until full, complete and indefeasible payment and performance of the Obligations, unless Requisite Lenders shall otherwise consent in writing, Borrower covenants and agrees as follows:

     6.1 Liens; Negative Pledges; and Encumbrances. Borrower shall not create, incur, assume or suffer to exist, and shall not permit any Marine Subsidiary or Owner Trustee to create, incur, assume or suffer to exist, any Lien of any nature upon or with respect to any of their respective Property, whether now or hereafter owned, leased or acquired, except (collectively, the "Permitted Liens"):

          (a) Liens granted in favor of Agent on behalf of Lenders under the Security Agreement and the other Security Documents;

          (b) Liens for Charges if payment shall not at the time be required to be made in accordance with Section 5.4;

          (c)  Liens in respect of pledges, obligations or deposits
(i) under workers' compensation laws, unemployment insurance and other types of social security or similar legislation, (ii) in connection with surety, appeal and similar bonds incidental to the conduct of litigation, (iii) in connection with bid, performance or similar bonds and mechanics', laborers' and materialmen's and similar statutory Liens not then delinquent; or (iv) incidental to the conduct of the business of Borrower, any Marine Subsidiary or any Owner Trustee and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit; provided that the Liens permitted by this Section 6.1(c) do not in the aggregate materially detract from the value of any assets or property of or materially impair the use thereof in the operation of the business of Borrower or any Owner Trustee; and provided further that the adverse determination of any claim or liability, contingent or otherwise, secured by any of such Liens would not either individually or in the aggregate have a Material Adverse Effect; and

          (d)  Permitted Rights of Others.

     6.2 Acquisitions. Borrower shall not, and shall not permit any Marine Subsidiary to, make any Acquisition or enter into any agreement to make any Acquisition, except with respect to the formation of Marine Subsidiaries and the purchase of Equipment in the ordinary course of its or their respective business.

     6.3 Limitations on Indebtedness. Borrower shall not, and shall not permit any Marine Subsidiary or Owner Trustee to, create, incur, assume or suffer to exist, any Indebtedness or Contingent Obligation; provided, however, that this Section 6.3 shall not be deemed to prohibit:

          (a) The Obligations to Lenders and Agent arising under this Agreement and the other Loan Documents; and

          (b) With the prior written consent of Agent, Indebtedness incurred in respect of the deferred purchase price for an item of Eligible Inventory to be financed with the proceeds of a Loan hereunder, but only to the extent that the incurrence of such Indebtedness is customary in the industry with respect to the purchase of this type of equipment.

     6.4 Disposition of Assets. Borrower shall not, and shall not permit any Marine Subsidiary or any Owner Trustee to, sell, assign or otherwise dispose of, any of its or their respective assets, except for full, fair and reasonable consideration, or enter or permit any Marine Subsidiary or Owner Trustee to enter into any sale and leaseback agreement covering any of its fixed or capital assets. In this regard, Borrower shall not sell, assign or dispose of, and shall not permit any Marine Subsidiary or Owner Trustee to sell, assign or dispose of, any partial record or beneficial ownership interest in any Eligible Inventory, except upon the payment in cash of a purchase price equal to the ratable portion of the Invoice Price paid by Borrower or such Marine Subsidiary or Owner Trustee for such item of Eligible Inventory so sold, assigned or otherwise disposed of, which cash purchase price will be subject to mandatory prepayment pursuant to Section 2.2.3(c).

     6.5 Restricted Payments. Borrower shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that Borrower may, (a) following the resale of any item of Eligible Inventory to PLMI, any Equipment Growth Fund or any third party and after having repaid in full the Loan advanced by Lender to finance the acquisition of such Eligible Inventory, dividend the remaining proceeds of such resale to TEC and (b) no more frequently than monthly and in no event prior to such time has Borrower shall have made payment in full of all interest on the Loans funded hereunder accrued through the last day of the previous calendar month, Borrower may dividend its net profits (revenues less interest and operating expenses) to TEC.

     6.6 Restriction on Fundamental Changes. Borrower shall not, and shall not permit any Marine Subsidiary to, enter into any transaction of merger, consolidation or recapitalization, directly or indirectly, whether by operation of law or otherwise, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, Property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, Property or assets of, or stock or other evidence of beneficial ownership of, any Person, except for the formation of Marine Subsidiaries, the sale and transfer of all of its ownership interest (whether Stock or otherwise) in any Marine Subsidiary to an Equipment Growth Fund and the acquisition or resale of Equipment in the ordinary course of business and as contemplated by this Agreement.

     6.7 Transactions with Affiliates. Borrower shall not, and shall not permit any Marine Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates on terms that are less favorable to Borrower or such Marine Subsidiary than those that might be obtained at the time from Persons who are not such Affiliates.

     6.8 No Loans to Affiliates. Borrower shall not make any loans to any of its Affiliates other than to its Marine
Subsidiaries.

     6.9 No Investment. Borrower shall not make or suffer to exist, or permit or suffer any of its Marine Subsidiaries to make or suffer to exist, any Investment except the sharing arrangements with respect to Equipment which are shared with Equipment Growth Funds.

     6.10 Maintenance of Business. Borrower shall not engage in any business other than the purchase of transportation equipment and the operation, leasing, remarketing and resale of such equipment.

     6.11 No Modification to Leases. Borrower shall not modify or agree to modify any material term of any Lease to which it is a party without the written consent of Agent, which consent will not be unreasonably withheld. For purposes of this Section 6.11, material Lease terms shall include, without limitation, terms relating to lease payments, maturity and the amount and scope of the lessee's insurance coverage.

     6.12 No Subsidiaries. Borrower shall not create any Subsidiaries except Marine Subsidiaries.

     6.13 Amendments of Charter Documents. Borrower shall not amend its articles of incorporation, bylaws and any other charter documents or permit any Marine Subsidiary to amend its articles of incorporation, bylaws or other charter documents.

     6.14 Amendments of Equipment Purchase Agreement. Borrower shall not, shall not cause to occur and shall not permit any amendment, modification or supplement of any of the terms or provisions of the Equipment Purchase Agreement.

     6.15 Events of Default. Borrower shall not take or omit to take any action, which act or omission would, with the lapse of time, or otherwise constitute (a) a default, event of default or Event of Default under any of the Loan Documents or (b) a default or an event of default under any other material agreement, contract, lease, license, mortgage, deed of trust or instrument to which it is a party or by which it or any of its Properties or assets is bound, which default or event of default may have a Material Adverse Effect.

     6.16 ERISA.

          (a) Neither Borrower nor any ERISA Affiliate of Borrower shall incur any obligation to contribute to a Pension Plan required by a collective bargaining agreement or as a consequence of the acquisition of an ERISA Affiliate, unless (i) Borrower or such ERISA Affiliate shall notify Agent in writing that it intends to incur such obligation and (ii) after Agent's receipt of such notice, Requisite Lenders consent to the establishment or maintenance of, or Borrower's incurring an obligation to contribute to, the Pension Plan, which consent may not unreasonably be withheld but may be subject to such reasonable conditions as Requisite Lenders may require.

          \US If Borrower or any ERISA Affiliate of Borrower incurs any obligation to contribute to any Pension Plan, then Borrower shall not (i) terminate, or permit such ERISA Affiliate to terminate, any Pension Plan so as to result in any liability that would have a Material Adverse Effect or (ii) make or permit such ERISA Affiliate to make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability that would have a Material Adverse Effect.

     6.17 No Use of any Lender's Name. Borrower shall not use or authorize others to use any Lender's name or marks in any publication or medium, including, without limitation, any prospectus, without such Lender's advance written authorization.

     6.18 Certain Accounting Changes. Borrower shall not change its fiscal year end from December 31, nor make any change in its accounting treatment and reporting practices except as required by GAAP.

SECTION 7.     FINANCIAL COVENANTS OF BORROWER.

     Borrower covenants and agrees that, so long as the Commitments hereunder shall be available, and until full, complete and indefeasible payment and performance of the Obligations, including, without limitation, all Loans evidenced by the Note, unless Requisite Lenders shall otherwise consent in writing, Borrower shall perform the following financial covenants. Borrower agrees and understands that (except as expressly provided herein) all covenants under this Section 7 shall be subject to quarterly compliance (as measured on the last day of each fiscal quarter of Borrower), and in each case review by Lenders of the respective fiscal quarter's consolidated financial statements delivered to Agent by Borrower pursuant to Section 5.1.

     7.1 Minimum Consolidated Tangible Net Worth. Borrower at all times maintain a Consolidated Tangible Net Worth of not less than twenty percent (20.0%) of the net book value of Eligible Inventory.

SECTION 8.     EVENTS OF DEFAULT AND REMEDIES.

     8.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

          (a) Borrower, FSI or any Owner Trustee fails to pay any sum due to Lenders or Agent arising under this Agreement, the Note or any of the other Loan Documents when and as the same shall become due and payable, whether by acceleration or otherwise and such failure shall not have been cured to Lenders' satisfaction within five (5) calendar days; or

          (b) (i) Borrower or any Marine Subsidiary or any Owner Trustee thereof defaults in the repayment of any principal of or the payment of any interest on any Indebtedness of Borrower or such Marine Subsidiary or Owner Trustee, or breaches any term of any evidence of such Indebtedness or defaults in any payment in respect of any Contingent Obligation, (ii) FSI, TEC or any Owner Trustee thereof defaults in the repayment of any principal of or the payment of any interest on any Indebtedness of FSI or TEC, respectively, or breaches any term of any evidence of such Indebtedness or defaults in any payment in respect of any Contingent Obligations, in each case exceeding, in the aggregate outstanding principal amount, $1,000,000, (iii) Borrower, any Marine Subsidiary, FSI, TEC or any Owner Trustee breaches or violates any term or provision of any evidence of such Indebtedness or Contingent Obligation or of any such loan agreement, mortgage, indenture, guaranty or other agreement relating thereto if the effect of such breach is to permit acceleration under the applicable instrument, loan agreement, mortgage, indenture, guaranty or other agreement and such failure shall not have been cured within the applicable cure period, or there is an acceleration under the applicable instrument, loan agreement, mortgage, indenture, guaranty or other agreement, or (iv) PLMI defaults in the repayment of any principal of or the payment of any interest on any Indebtedness, including, without limitation, Indebtedness arising under or in respect of the Senior Agreement or defaults in any payment in respect of any Contingent Obligation, in each case exceeding, in the aggregate outstanding principal amount, $1,000,000, or PLMI breaches or violates any term or provision of any evidence of such Indebtedness or Contingent Obligation or of any such loan agreement, mortgage, indenture, guaranty or other agreement relating thereto with the result that such Indebtedness or Contingent Obligation becomes or is caused to become then due and payable in its entirety, whether by acceleration of otherwise; or

          (c) Borrower fails or neglects to perform, keep or observe any of the covenants contained in Sections 2.1.3, 5.2, 5.3, 5.9, 5.11, 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11,
6.12, 6.13 and 6.14, or any of the financial covenants contained in
Section 7 of this Agreement; or

          (d) Any representation or warranty made by or on behalf of Borrower or FSI in this Agreement or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false, misleading or incomplete in any material respect when made; or

          (e) Except as provided in Sections 8.1(a) and (c), Borrower, FSI or any Marine Subsidiary or Owner Trustee fails or neglects to perform, keep or observe any covenant or provision of this Agreement or of any of the other Loan Documents or any other document or agreement executed by Borrower, FSI or any Marine Subsidiary or Owner Trustee in connection therewith and the same has not been cured to Requisite Lenders' satisfaction within thirty
(30) calendar days after Borrower, FSI or any Marine Subsidiary or Owner Trustee shall become aware thereof, whether by written notice from Agent or any Lender or otherwise; or

          (f) Borrower, any Marine Subsidiary, FSI, TEC, PLMI or any Owner Trustee or any other guarantor of any of Borrower's or FSI's obligations to Lenders shall (i) cease to be Solvent,
(ii) admit in writing its inability to pay its debts as they mature, (iii) make an assignment for the benefit of creditors,
(iv) apply for or consent to the appointment of a receiver, liquidator, custodian or trustee for it or for a substantial part of its Properties or business, or such a receiver, liquidator, custodian or trustee otherwise shall be appointed and shall not be discharged within sixty (60) days after such appointment; or

          (g) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower, any Marine Subsidiary, FSI, TEC, PLMI or any Owner Trustee or any other guarantor of any of Borrower's or FSI's obligations to Lenders or any order, judgment or decree shall be entered against Borrower, any Marine Subsidiary, FSI, TEC, PLMI or any Owner Trustee or any other guarantor of any of Borrower's or FSI's obligations to Lenders decreeing its dissolution or division; provided, however, with respect to an involuntary petition in bankruptcy, such petition shall not have been dismissed within sixty (60) days after the filing of such petition; or

          (h) There shall have been a change in the assets, liabilities, financial condition, operations, affairs or prospects of Borrower, any Marine Subsidiary, FSI, TEC, PLMI or any Owner Trustee or any other guarantor of any of Borrower's or FSI's obligations to Lenders which, in the reasonable determination of Requisite Lenders has, either individually or in the aggregate, had a Material Adverse Effect; or

          (i) There shall be a money judgment, writ or warrant of attachment or similar process entered or filed against Borrower, any Marine Subsidiary, FSI, TEC or any Owner Trustee which (net of insurance coverage) remains unvacated, unbonded, unstayed or unpaid or undischarged for more than sixty (60) days (whether or not consecutive) or in any event later than five (5) calendar days prior to the date of any proposed sale thereunder, which, together with all such other unvacated, unbonded, unstayed, unpaid and undischarged judgments or attachments against Borrower or any Marine Subsidiary in any amount; against FSI exceeds in the aggregate $500,000; against TEC exceeds in the aggregate $500,000; or against any Owner Trustee exceeds in the aggregate $1,000,000; or against any combination of the foregoing Persons exceeds in the aggregate $1,000,000; or

          (j) Any of the Loan Documents shall for any reason other than the full, complete and indefeasible satisfaction of the Obligations thereunder cease to be, or be asserted by Borrower, FSI, TEC or any Marine Subsidiary or Owner Trustee not to be, a legal, valid and binding obligation of Borrower, FSI, TEC or any such Marine Subsidiary or Owner Trustee, respectively, enforceable against such Person in accordance with its terms; or

          (k) Without limiting the generality of, and in addition to the events described in Section 8.1(a), the occurrence of any "Event of Default" as defined under the Growth Fund Agreement or any other loan or security document related to the Growth Fund Agreement; or

          (l) Borrower shall at any time fail either (i) to have at least one member of its board of directors be an outside independent director, not employed or otherwise engaged as an officer, employee, consultant, director or in any other capacity by PLMI or any of its Subsidiaries or (ii) to have (1) at least one member of its board of directors be a Person who is not a member of the board of directors of PLMI or any of its other Subsidiaries and
(2) at least one additional member of its board of directors be a Person who is not an inside director, whether employed as an officer or employee, of PLMI or any of its other Subsidiaries and is not the Chairman of the Board of PLMI; or

          (m) Any Equipment Growth Fund shall at any time acquire record or beneficial title to any item of transportation equipment through any Person other than Borrower or TEC; or

          (n) A criminal proceeding shall have been filed in any court naming Borrower or any Marine Subsidiary or Owner Trustee as a defendant for which forfeiture is a potential penalty under applicable federal or state law which, in the reasonable determination of Requisite Lenders, may have a Material Adverse Effect; or

          (o) Any Governmental Authority enters a decree, order or ruling ("Government Action") which will materially and adversely affect Borrower's, any Marine Subsidiary's, FSI's, TEC's, or PLMI's financial condition, operations or ability to perform or pay such party's obligations arising under this Agreement or any instrument or agreement executed pursuant to the terms of this Agreement or which will similarly affect any Owner Trustee. Borrower or FSI shall have thirty (30) days from the earlier of the date
(a) Borrower or FSI, as applicable, first discovers it is the subject of Government Action or (b) a Lender or any agency gives notice of Government Action to take such steps as are necessary to obtain relief from the Government Action. For the purpose of this paragraph, "relief from Government Action" means to discharge or to obtain a dismissal of or release or relief from (i) any Government Action so that the affected party or parties do not incur (v) any monetary liability in the case of Borrower or any Marine Subsidiary, (w) monetary liability of more than $500,000 in the case of FSI, (x) monetary liability of more than $500,000 in the case of TEC, (y) monetary liability of more than $1,000,000 in the case of PLMI, or (z) monetary liability of more than $1,000,000, in the aggregate, in the case of any combination of the foregoing Persons, or (ii) any disqualification of or other limitation on the operation of Borrower, any Marine Subsidiary, FSI, TEC, and PLMI, or any of them, which in the reasonable determination of the Requisite Lenders may have a Material Adverse Effect; or

          (p) Any Governmental Authority, including, without limitation, the SEC, shall enter a decree, order or ruling prohibiting the Equipment Growth Funds from releasing or paying to FSI any funds in the form of management fees, profits or otherwise which, in the reasonable determination of Requisite Lenders, may have a Material Adverse Effect.

     8.2 Waiver of Default. An Event of Default may be waived only with the written consent of Requisite Lenders, or if expressly provided, of all Lenders. Any Event of Default so waived shall be deemed to have been cured and not to be continuing; but no such waiver shall be deemed a continuing waiver or shall extend to or affect any subsequent like default or impair any rights arising therefrom.

     8.3 Remedies. Upon the occurrence and continuance of any Event of Default or Potential Event of Default, Lenders shall have no further obligation to advance money or extend credit to or for the benefit of Borrower.

     In addition, upon the occurrence and during the continuance of an Event of Default, Lenders or Agent, on behalf of Lenders, may, at the option of Requisite Lenders, do any one or more of the following, all of which are hereby authorized by Borrower:

          (a) Declare all or any of the Obligations of the Borrower under this Agreement, the Note, the other Loan Documents and any other instrument executed by Borrower pursuant to the Loan Documents to be immediately due and payable, and upon such declaration such obligations so declared due and payable shall immediately become due and payable; provided that if such Event of Default is under part (f) or (g) of Section 8.1, then all of the Obligations shall become immediately due and payable forthwith without the requirement of any notice or other action by Lenders or Agent;

          (b) Terminate this Agreement as to any future liability or obligation of Agent or Lenders; and

          (c) Exercise in addition to all other rights and remedies granted hereunder, any and all rights and remedies granted under the Loan Documents or otherwise available at law or in equity.

     8.4  Set-Off.

          (a) During the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender to Borrower, TEC or FSI (exclusive of deposits in accounts expressly held in the name of third parties or held in trust for benefit of third parties) may be set-off against the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower, TEC or FSI to Lenders. Each Lender agrees to notify promptly Borrower, TEC or FSI and Agent of any such set-off; provided, that the failure to give such notice shall not affect the validity of any such set-off.

          (b) Each Lender agrees that if it shall, whether by right of set-off, banker's lien or similar remedy pursuant to
Section 8.4(a), obtain any payment as a result of which the outstanding and unpaid principal portion of the Commitments of such Lender shall be less than such Lender's Pro Rata Share of the outstanding and unpaid principal portion of the aggregate of all Commitments, such Lender receiving such payment shall simultaneously purchase from each other Lender a participation in the Commitments held by such Lenders so that the outstanding and unpaid principal amount of the Commitments and participations in Commitments of such Lender shall be in the same proportion to the unpaid principal amount of the aggregate of all Commitments then outstanding as the unpaid principal amount under the Commitments of such Lender outstanding immediately prior to receipt of such payment was to the unpaid principal amount of the aggregate of all Commitments outstanding immediately prior to such Lender's receipt of such payment; provided, however, that if any such purchase shall be made pursuant to this Section 8.4(b) and the payment giving rise thereto shall thereafter be recovered, such purchase shall be rescinded to the extent of such recovery and the purchase price restored without interest. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Commitment deemed to have been so purchased may exercise any and all rights of set-off, banker's lien or similar remedy with respect to any and all moneys owing by Borrower to such Lender as fully as if such Lender held a Commitment in the amount of such participation.

     8.5 Rights and Remedies Cumulative. The enumeration of the rights and remedies of Agent and Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by Agent and Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Agent and Lenders in exercising any right, power or privilege shall operate as a waiver hereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default or Potential Event of Default. No course of dealing between Borrower, Agent, and Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the Loan Documents or to constitute a waiver of any Event of Default or Potential Event of Default.

SECTION 9.     AGENT.

     9.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union National Bank of North Carolina as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes First Union National Bank of North Carolina as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against Agent. To the extent any provision of this Agreement permits action by Agent, Agent shall, subject to the provisions of this Section 9, take such action if directed in writing to do so by the Requisite Lenders.

     9.2 Delegation of Duties. Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3 Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or
(b) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of Borrower to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the Properties, books or records of Borrower.

     9.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any promissory note issued pursuant to this Agreement as the owner thereof for all purposes unless such promissory note shall have been transferred in accordance with
Section 11.10 hereof. Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

     9.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Event of Default hereunder unless Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Potential Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall promptly give notice thereof to Lenders. The Agent shall take such action with respect to such Event of Default or Potential Event of Default as shall be reasonably directed by the Requisite Lenders; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Event of Default as it shall deem advisable in the best interests of Lenders.

     9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent hereinafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent hereunder or by the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     9.7 Indemnification. Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to the respective amounts of their Pro Rata Share of the Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section
9.7 shall survive the repayment of the Loans and all other amounts payable hereunder.

     9.8 Agent in Its Individual Capacity. Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though Agent were not Agent hereunder. With respect to Advances made or renewed by it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall include Agent in its individual capacity.

     9.9 Resignation and Appointment of Successor Agent. Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Borrower; provided, however, that the retiring Agent shall continue to serve until a successor Agent shall have been selected and approved pursuant to this Section 9.9. Upon any such notice, Agent shall have the right to appoint a successor Agent; provided, however, that if such successor shall not be a signatory to this Agreement, such appointment shall be subject to the consent of Requisite Lenders. Agent may be replaced by the Requisite Lenders, with or without cause; provided, however, that any successor agent shall be subject to Borrower's consent, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10.    EXPENSES AND INDEMNITIES.

     10.1 Expenses. Borrower agrees to pay promptly on demand, and, subject to Section 3.1, in any event within thirty (30) days of the invoice date therefor, (a) all costs, expenses, charges and other disbursements (including, without limitation, all reasonable attorneys' fees and allocated expenses of outside counsel and in-house legal staff) incurred by or on behalf of Agent or any Lender in connection with the preparation of the Loan Documents and all amendments and modifications thereof, extensions thereto or substitutions therefor, and all costs, expenses, charges or other disbursements incurred by or on behalf of Agent or any Lender (including, without limitation all reasonable attorney's fees and allocated expenses of outside counsel and in-house legal staff) in connection with the furnishing of opinions of counsel (including, without limitation, any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions contained herein or in any of the other Loan Documents on its part to be performed or complied with; (b) all other costs, expenses, charges and other disbursements incurred by or on behalf of Agent or any Lender in connection with the negotiation, preparation, execution, adminis-tration, continuation and enforcement of the Loan Documents, and the making of the Loans hereunder; (c) all costs, expenses, charges and other disbursements (including, without limitation, all reasonable attorney's fees and allocated expenses of outside counsel and in-house legal staff) incurred by or on behalf of Agent or FUNB in connection with the assignment or attempted assignment to any other Person of all or any portion of any Lender's interest under this Agreement pursuant to Section 11.10; and (d) regardless of the existence of an Event of Default or Potential Event of Default, all legal, appraisal, audit, accounting, consulting or other fees, costs, expenses, charges or other disbursements incurred by or on behalf of Agent or any Lender in connection with any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lenders, Agent, Borrower or any other Person) seeking to enforce any Obligations of, or collecting any payments due from, Borrower under this Agreement and the Note, all of which amounts shall be deemed to be part of the Obligations. Notwithstanding anything to the contrary contained in this Section 10.1, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, all appraisals of the Eligible Inventory shall be at the expense of Lenders. If an Event of Default or Potential Event of Default shall have occurred and be continuing, such appraisals shall be at the expense of Borrower.

     10.2 Indemnification. Whether or not the transactions contemplated hereby shall be consummated:

          (a) General Indemnity. Borrower shall pay, indemnify, and hold each Lender, Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

          (b)  Environmental Indemnity.

                 (i)     Borrower hereby agrees to indemnify,
     defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorneys' fees and the allocated cost of in-house counsel and internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property owned, leased or operated by Borrower. No action taken by legal counsel chosen by Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action (except for actions which constitute fraud, willful misconduct, gross negligence or material violations of law) shall vitiate or in any way impair Borrower's obligation and duty hereunder to indemnify and hold harmless Agent and each Lender. Agent and Lenders agree to use reasonable efforts to cooperate with Borrower respecting the defense of any matter indemnified hereunder, except insofar as and to the extent that their respective interests may be adverse to Borrower's, in Agent's and each Lenders' sole discretion.

                (ii)     In no event shall any site visit,
     observation, or testing by Agent or any Lender be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by Agent or any Lender. Except as otherwise provided by law, neither Agent nor any Lender owes any duty of care to protect Borrower or any other Person against, or to inform Borrower or any other party of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither Agent nor any Lender shall be obligated to disclose to Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by Agent or any Lender.

          (c)  Survival; Defense.  The obligations in this
Section 10.2 shall survive payment of all other Obligations. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of Borrower. All amounts owing under this
Section 10.2 shall be paid within thirty (30) days after written demand.

SECTION 11.    MISCELLANEOUS.

     11.1 Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of the Loan Documents and the making of the Loans hereunder.

     11.2 No Waiver by Agent or Lenders. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege under this Agreement, the Note or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     11.3 Notices. Except as otherwise provided in this Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, facsimile, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, or by Federal Express or other nationally recognized overnight courier service, postage prepaid and confirmation of receipt requested, and addressed as set forth on the signature pages to this Agreement or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which the same shall have been personally delivered, with receipt acknowledged, or sent by telex, facsimile, telecopy or computer transmission (with appropriate answerback), three (3) Business Days after the same shall have been deposited in the United States mail or on the next succeeding Business Day if the same has been sent by Federal Express or other nationally recognized overnight courier service. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.4 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     11.5 Severability. Whenever possible, each provision of this Agreement, the Note and each of the other Loan Documents shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Agreement, the Note or any of the other Loan Documents shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

     11.6 Entire Agreement; Construction; Amendments and Waivers.

          (a) This Agreement, the Note and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among Borrower, Lenders and Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

          (b) This Agreement is the result of negotiations between and has been reviewed by each of Borrower, the Lenders executing this Agreement as of the Closing Date and Agent and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, Lenders or Agent. Borrower, Lenders and Agent agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's, any Lender's or Agent's actual intentions.

          (c) No amendment, modification, discharge or waiver of or consent to any departure by Borrower or FSI from, any provision in this Agreement or any of the other Loan Documents relating to
(i) the definition of "Borrowing Base" or "Requisite Lenders," (ii) any increase of the amount of any Commitment, (iii) any reduction of principal, interest or fees payable hereunder, (iv) any postponement of any date fixed for any payment or prepayment of principal or interest hereunder or (v) this Section 11.6(c) shall be effective without the written consent of all Lenders. Any and all other amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of the Requisite Lenders. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this
Section 11.6 shall be binding upon each Lender then party hereto and each subsequent Lender, and on Borrower.

     11.7 Reliance by Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lenders or Agent be deemed to be material to and to have been relied upon by Lenders.

     11.8 Marshalling; Payments Set Aside. Lenders shall be under no obligation to marshall any assets in favor of Borrower or any other person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lenders or Agent, or Lenders or Agent, on behalf of Lenders, enforce their or its Liens or exercises their or its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under Title 11 of the United States Code or under any other similar federal or state law, common law or equitable cause, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     11.9 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement, the Note or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

     11.10     Binding Effect, Assignment.

          (a) This Agreement, the Note and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of each Lender. Each Lender shall (i) have the right in accordance with this Section 11.10 to sell and assign to any Eligible Assignee all or any portion of its interest under this Agreement, the Note and the other Loan Agreements subject to the prior written consent of Borrower, which consent shall not be unreasonably withheld, and (ii) to grant any participation or other interest herein or therein, except that each potential participant to which a Lender intends to grant any rights under Sections 2.11, 2.12, 5.1 or 10.2 shall be subject to the prior written consent of Borrower, which consent shall not be unreasonably withheld; provided, however, that no such sale, assignment or participation grant shall result in requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

          (b) Subject to the limitations of this Section 11.10(b), each Lender may sell and assign, from time to time, all or any portion of its Pro Rata Share of the Commitments to any of its Affiliates or, with the approval of Borrower (which approval shall not be unreasonably withheld), to any other financial institution acceptable to Agent, subject to the assumption by such assignee of the share of the Commitments so assigned. The assignment to such Affiliate or other financial institution shall be evidenced by a written instrument of assignment and assumption executed by the assignor Lender (hereinafter from time to time referred to as the "Assignor Lender") and such Affiliate or other financial institution (which, upon such assignment shall become a Lender hereunder (hereinafter from time to time referred to as the "Assignee Lender")) containing terms mutually acceptable to them and approved in writing as to form by Borrower (which approval shall not be unreasonably withheld). The instrument of assignment and assumption need not include any of the economic or financial terms upon which such Assignee Lender receives the assignment from the Assignor Lender, and such terms need not be disclosed to or approved by Borrower; provided only that such terms do not diminish the obligations undertaken by such Assignee Lender in the instrument of assignment and assumption or increase the obligations of Borrower under this Agreement. Upon execution of such instrument of assignment and assumption, (i) the definition of "Commitments" in Section 1 hereof and the Pro Rata Shares set forth therein shall be deemed to be amended to reflect each Lender's share of the Commitments, giving effect to the assignment and
(ii) the Assignee Lender shall, from the effective date of the instrument of assignment and assumption, be subject to all of the obligations, and entitled to all of the rights, of a Lender hereunder, except as may be expressly provided to the contrary in the instrument of assignment and assumption. To the extent the obligations hereunder of the Assignor Lender are assumed by the Assignee Lender, the Assignor Lender shall be relieved of such obligations. Upon the assignment of any interest by any Assignor Lender pursuant to this Section 11.10(b), such Assignor Lender agrees to supplement Schedule 1.1 to show the date of such assignment, the Assignor Lender, the Assignee Lender, the Assignee Lender's address for notice purposes and the amount of the Commitments so assigned.

          (c) Subject to the limitations of this Section 11.10(c), any Lender may also grant, from time to time, participation interests in the interests of such Lender under this Agreement, the Note and the other Loan Documents to any other financial institution without notice to, or approval of, Borrower. The grant of such a participation interest shall be on such terms as the granting Lender determines are appropriate, provided only that
(i) the holder of such participation interest shall not have any of the rights of a Lender under this Agreement except, if the participation agreement expressly provides, rights under Sections 2.11, 2.12, 5.1 and 10.2, and (ii) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than, if the participation agreement expressly provides, those which (A) increase the monetary amount of any Commitment,
(B) decrease any fee or any other monetary amount payable to Lenders, or (C) extend the date upon which any monetary amount is payable to Lenders.

     11.11 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto or thereto, delivery of each such counterpart to Agent.

     11.12 Equitable Relief. Borrower recognize that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, the Note or any of the other Loan Agreements, any remedy at law may prove to be inadequate relief to Lenders or Agent; therefore, Borrower agrees that Lenders or Agent, if Lenders or Agents so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     11.13 Written Notice of Claims; Claims Bar. BORROWER HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST ANY LENDER OR AGENT, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE LOANS CONTEMPLATED HEREBY OR THEREBY OR ANY ACT OR OMISSION TO ACT BY ANY LENDER OR AGENT WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY.

     11.14     Waiver of Punitive Damages.  NOTWITHSTANDING
ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BORROWER
HEREBY AGREES THAT IT SHALL NOT SEEK FROM LENDERS OR AGENT, UNDER
ANY THEORY OF LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY THEORY IN TORTS, ANY PUNITIVE DAMAGES.

     11.15 Governing Law. Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

     11.16 Consent to Jurisdiction. Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by Agent or any Lender in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its Property, in the manner specified in Section 11.3. Nothing in this Section 11.17 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by applicable law or affect the right of Agent or any Lender to bring any action or proceeding against Borrower or its properties in the courts of any other jurisdictions.

     11.17 Waiver of Jury Trial. AGENT, EACH LENDER AND BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OF THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER                      TEC ACQUISUB, INC.



                              By /a/ Stephen Peary

                              Printed Name:  Stephen Peary

                              Title:  Vice President

                              Notice to be sent to:

                              TEC AcquiSub, Inc.
                              One Market
                              Steuart Street Tower, Suite 900
                              San Francisco, CA  94105
                              Attention:J. Michael Allgood
                                      Vice President of Finance
                                      and Chief Financial Officer
                              Telephone:415/896-1138
                              Facsimile:415/882-0860

                              With a copy to:

                              TEC AcquiSub, Inc.
                              One Market
                              Steuart Street Tower, Suite 900
                              San Francisco, CA  94105
                              Attention:General Counsel
                              Telephone:415/896-1138
                              Facsimile:415/882-0860


AGENT                         FIRST UNION NATIONAL BANK
                              OF NORTH CAROLINA



                              By  /s/ Milton Anderson

                              Printed Name: Milton Anderson

                              Title:  Vice President

                              Notice to be sent to:

                              First Union National Bank of North
                              Carolina
                              One First Union Center
                              301 South College Street
                              Charlotte, NC  28288
                              Attention:Milton Anderson,
                                      Vice President
                              Telephone:704/383-5164
                              Facsimile:704/374-4092


LENDERS                       FIRST UNION NATIONAL BANK
                              OF NORTH CAROLINA



                              By  /s/ Milton Anderson

                              Printed Name:  Milton Anderson

                              Title:  Vice President

                              Notice to be sent to:

                              First Union National Bank of North
                              Carolina
                              One First Union Center
                              301 South College Street
                              Charlotte, NC  28288
                              Attention:Milton Anderson,
                                      Vice President
                              Telephone:704/383-5164
                              Facsimile:704/374-409

                           SCHEDULE A

                          (Commitments)
                                               Pro
                                               Rate
Lender                        Commitment       Share
First Union National Bank     $25,000,000      100.0%
 of North Carolina

                          EXHIBIT 22.1


             SUBSIDIARIES OF PLM INTERNATIONAL, INC.



          PLM Financial Services, Inc. (Delaware)

          PLM Investment Management Inc. (California)

          PLM Transportation Equipment Corporation (California)

          PLM Securities Corp. (California)

          PLM Railcar Management Services, Inc. (Delaware)

          PLM Railcar Management Services Canada, Ltd. (Alberta)

          Transportation Equipment Indemnity Company, Ltd.
          (Bermuda)

          PLM Rental, Inc. (Delaware)








    Note: All entities are 100% owned directly or indirectly by PLM International, Inc.

                          EXHIBIT 24.1



                 CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
PLM International, Inc.

We consent to incorporation by reference in the registration statement (No. 1-10260) on Form S-8 of PLM International, Inc. of our report dated March 25, 1994, relating to the consolidated balance sheets of PLM International, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of PLM International, Inc.



                             /s/KPMG Peat Marwick


San Francisco, California
March 25, 1994

                          EXHIBIT 25.1



                        POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

    That the undersigned does hereby constitute and appoint Robert
N. Tidball, Stephen Peary, J. Michael Allgood and David J. Davis, jointly and severally, his true and lawful attorneys-in-fact, each with power of substitution, for him in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable PLM International, Inc. to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules and regulations thereunder, in connection with the preparation and filing with the Securities and Exchange Commission of annual reports on Form 10-K on behalf of PLM International, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in any and all capacities, to such annual reports, to any and all amendments thereto, and to any and all documents or instruments filed as a part of or in connection therewith; and the undersigned hereby ratifies and confirms all that each of the said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney is limited in duration until May 1, 1994 and shall apply only to the annual reports filed with respect to the fiscal year ended December 31, 1993.

    IN WITNESS WHEREOF, the undersigned has subscribed these presents this __ day of March, 1994.






                               /s/ Allen V. Hirsch
                             Allen V. Hirsch







PAGE

                        POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

    That the undersigned does hereby constitute and appoint Robert
N. Tidball, Stephen Peary, J. Michael Allgood and David J. Davis, jointly and severally, his true and lawful attorneys-in-fact, each with power of substitution, for him in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable PLM International, Inc. to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules and regulations thereunder, in connection with the preparation and filing with the Securities and Exchange Commission of annual reports on Form 10-K on behalf of PLM International, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in any and all capacities, to such annual reports, to any and all amendments thereto, and to any and all documents or instruments filed as a part of or in connection therewith; and the undersigned hereby ratifies and confirms all that each of the said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney is limited in duration until May 1, 1994 and shall apply only to the annual reports filed with respect to the fiscal year ended December 31, 1993.

    IN WITNESS WHEREOF, the undersigned has subscribed these presents this __ day of March, 1994.





                               /s/ Robert L. Pagel
                             Robert L. Pagel







PAGE

                        POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

    That the undersigned does hereby constitute and appoint Robert
N. Tidball, Stephen Peary, J. Michael Allgood and David J. Davis, jointly and severally, his true and lawful attorneys-in-fact, each with power of substitution, for him in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable PLM International, Inc. to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules and regulations thereunder, in connection with the preparation and filing with the Securities and Exchange Commission of annual reports on Form 10-K on behalf of PLM International, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in any and all capacities, to such annual reports, to any and all amendments thereto, and to any and all documents or instruments filed as a part of or in connection therewith; and the undersigned hereby ratifies and confirms all that each of the said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney is limited in duration until May 1, 1994 and shall apply only to the annual reports filed with respect to the fiscal year ended December 31, 1993.

    IN WITNESS WHEREOF, the undersigned has subscribed these presents this __ day of March, 1994.





                               \s\ Robert N. Tidball
                             Robert N. Tidball







PAGE

                        POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

    That the undersigned does hereby constitute and appoint Robert
N. Tidball, Stephen Peary, J. Michael Allgood and David J. Davis, jointly and severally, his true and lawful attorneys-in-fact, each with power of substitution, for him in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable PLM International, Inc. to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules and regulations thereunder, in connection with the preparation and filing with the Securities and Exchange Commission of annual reports on Form 10-K on behalf of PLM International, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in any and all capacities, to such annual reports, to any and all amendments thereto, and to any and all documents or instruments filed as a part of or in connection therewith; and the undersigned hereby ratifies and confirms all that each of the said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney is limited in duration until May 1, 1994 and shall apply only to the annual reports filed with respect to the fiscal year ended December 31, 1993.

    IN WITNESS WHEREOF, the undersigned has subscribed these presents this __ day of March, 1994.





                               /s/ Walter E. Hoadley
                             Walter E. Hoadley







PAGE

                        POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

    That the undersigned does hereby constitute and appoint Robert
N. Tidball, Stephen Peary, J. Michael Allgood and David J. Davis, jointly and severally, his true and lawful attorneys-in-fact, each with power of substitution, for him in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable PLM International, Inc. to comply with the Securities Exchange Act of 1934, as amended (the "Act"), and any rules and regulations thereunder, in connection with the preparation and filing with the Securities and Exchange Commission of annual reports on Form 10-K on behalf of PLM International, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned, in any and all capacities, to such annual reports, to any and all amendments thereto, and to any and all documents or instruments filed as a part of or in connection therewith; and the undersigned hereby ratifies and confirms all that each of the said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney is limited in duration until May 1, 1994 and shall apply only to the annual reports filed with respect to the fiscal year ended December 31, 1993.

    IN WITNESS WHEREOF, the undersigned has subscribed these presents this __ day of March, 1994.





                              /s/ J. Alec Merriam
                             J. Alec Merriam